                                                                  Exhibit 4.2

                              AMENDED AND RESTATED
               NOVA CHEMICALS INC. SAVINGS AND PROFIT SHARING PLAN
                               FOR U.S. EMPLOYEES

                         EFFECTIVE AS OF JANUARY 1, 1997

                                TABLE OF CONTENTS

ARTICLE                                                                 Page No.
                                                                        --------
I.       DEFINITIONS........................................................ 1
         1.1      Actual Net Income......................................... 1
         1.2      Adjustment Factor......................................... 1
         1.3      Affiliated Company........................................ 1
         1.4      Annual Additions.......................................... 1
         1.5      Annual NOVA Equity Account................................ 1
         1.6      Average Contribution Percentage........................... 2
         1.7      Average Deferral Percentage............................... 2
         1.8      Basic Annual Earnings..................................... 2
         1.9      Basic Biweekly Earnings................................... 2
         1.10     Board..................................................... 3
         1.11     Code...................................................... 3
         1.12     Committee................................................. 3
         1.13     Company................................................... 3
         1.14     Compensation.............................................. 3
         1.15     Continuous Service........................................ 5
         1.16     Contribution Percentage................................... 6
         1.17     Contributions............................................. 6
         1.18     CR&L...................................................... 9
         1.19     Death Valuation Date...................................... 9
         1.20     Deferral Percentage....................................... 9
         1.21     Departing Employee........................................ 9
         1.22     Distribution Year........................................ 10
         1.23     DRSPP.................................................... 10
         1.24     Effective Date........................................... 10
         1.25     Employee................................................. 10
         1.26     Employment Commencement Date............................. 11
         1.27     Entry Date............................................... 11
         1.28     ERISA.................................................... 11
         1.29     Excess Aggregate Contributions........................... 11
         1.30     Excess Contributions..................................... 11
         1.31     Excess Deferrals......................................... 11
         1.32     Five-Percent Owner....................................... 12
         1.33     Highly Compensated Employee.............................. 12
         1.34     Highly Compensated Employee Group........................ 13
         1.35     Hour of Service.......................................... 13
         1.36     Incoming Employee........................................ 13
         1.37     Insider.................................................. 13
         1.38     Long Term Disability Plan................................ 14
         1.39     Net Income Target........................................ 14
         1.40     Nonhighly Compensated Employee........................... 14
         1.41     Nonhighly Compensated Employee Group..................... 14
         1.42     Notice................................................... 14
         1.43     NOVA Chemicals Stock Fund................................ 15

ARTICLE                                                                 Page No.
                                                                        --------
         1.44     NOVA Locked Stock........................................ 15
         1.45     NOVA Stock Fund.......................................... 15
         1.46     NOVA Unlocked Stock...................................... 15
         1.47     Other Events Effective Date.............................. 16
         1.48     Participant.............................................. 17
         1.49     Participant's Account.................................... 17
         1.50     Period of Severance...................................... 17
         1.51     Plan..................................................... 18
         1.52     Plan Administrator....................................... 18
         1.53     Plan Year................................................ 18
         1.54     Profit Sharing Allocations............................... 18
         1.55     Qualified Domestic Relations Order....................... 19
         1.56     Reciprocal Plan.......................................... 20
         1.57     Reemployment Commencement Date........................... 21
         1.58     Required Beginning Date.................................. 21
         1.59     Severance from Service Date.............................. 21
         1.60     Splitoff Effective Date.................................. 21
         1.61     Termination Date......................................... 21
         1.62     Top Heavy................................................ 21
         1.63     Total Value.............................................. 21
         1.64     TransCanada Stock Fund................................... 23
         1.65     Transferred Employee..................................... 23
         1.66     Trust Agreement.......................................... 23
         1.67     Trustee.................................................. 23
         1.68     Trust Fund............................................... 23
II.      GENERAL............................................................ 1
         2.1      Capacity.................................................. 1
         2.2      Applicable Law............................................ 1
         2.3      Construction.............................................. 1
         2.4      Form of Notice............................................ 1
         2.5      Time of Payment........................................... 1
         2.6      Percentages............................................... 2
         2.7      Share Distribution........................................ 2
         2.8      Share Limitation.......................................... 2
III.     ELIGIBILITY AND REGISTRATION....................................... 1
         3.1      Entry Dates............................................... 1
         3.2      Suspension of Voluntary, Basic Savings
                  and Matching Contributions................................ 2
         3.3      Disability................................................ 2
         3.4      Suspended Participation................................... 2
         3.5      Contributions During Period of Military Leave............. 3
IV.      CONTRIBUTIONS...................................................... 1
         4.1      Company Contributions..................................... 1
         4.2      Voluntary Savings Contributions........................... 4
         4.3      Limit on Pre-Tax Contributions............................ 4

ARTICLE                                                                 Page No.
                                                                        --------
         4.4      Limit on Post-Tax Contributions........................... 7
         4.5      Rollover Contributions................................... 10
V.       MAINTENANCE OF PARTICIPANT'S ACCOUNTS.............................. 1
         5.1      Account................................................... 1
         5.2      Annual NOVA Equity Account................................ 2
         5.3      Annual TransCanada Equity Account......................... 3
         5.4      Types of Withdrawal or Transfer Between Accounts.......... 3
         5.5      Required Holding Period................................... 4
         5.6      Disability................................................ 4
         5.7      Takeover or Issuer Bid.................................... 5
         5.8      Investment in NOVA Stock.................................. 6
         5.9      Voting NOVA Stock......................................... 7
VI.      INVESTMENT......................................................... 1
         6.1      Deposits.................................................. 1
         6.2      Investment Funds.......................................... 2
         6.3      Investment of a Participant's Account..................... 2
         6.4      Changing Allocations and Authorizations................... 3
         6.5      Valuation of Assets....................................... 4
VII.     VESTING............................................................ 1
         7.1      Account................................................... 1
         7.2      NOVA Equity Account....................................... 1
         7.3      Earnings.................................................. 1
         7.4      Allocation................................................ 1
         7.5      Decreases................................................. 1
VIII.    ASSIGNMENT......................................................... 1
         8.1      No Assignment............................................. 1
         8.2      Qualified Domestic Relations Orders....................... 1
         8.3      Loans..................................................... 3
IX.      WITHDRAWALS AND DISTRIBUTIONS...................................... 1
         9.1      Withdrawals............................................... 1
         9.2      Withdrawal of Stock....................................... 3
         9.3      Sale of Stock to Fund Loan................................ 3
         9.4      Death before Retirement................................... 3
         9.5      Form of Benefit........................................... 4
         9.6      Required Distributions.................................... 5
         9.7      .......................................................... 5
         9.8      Distributions Requiring Consent........................... 6
         9.9      Notice Period............................................. 6
         9.10     Direct Rollovers.......................................... 7
         9.11     Lost Participants......................................... 8
X.       THE COMMITTEE...................................................... 1
         10.1     Structure................................................. 1
         10.2     Powers, Authorities and Discretions....................... 1
         10.3     Committee Oversight of the Trust Fund..................... 4

ARTICLE                                                                 Page No.
                                                                        --------
XI.      MANAGEMENT OF THE TRUST FUND....................................... 1
         11.1     Establishment of the Trust Fund........................... 1
         11.2     Third-Party Trustee....................................... 1
         11.3     Expenses.................................................. 1
         11.4     Valuation of the Trust Fund............................... 1
XII.     AMENDMENTS TO THE PLAN............................................. 1
         12.1     Amendment or Termination.................................. 1
         12.2     Preservation of Benefits.................................. 1
         12.3     Correcting Errors......................................... 1
         12.4     Effect on Trustee......................................... 1
         12.5     Merger.................................................... 1
XIII.    LIMITATION ON ANNUAL ADDITIONS..................................... 1
         13.1     Maximum Annual Additions.................................. 1
         13.2     Participation in Other Company Plans...................... 1
         13.3     Incorporation by Reference of Code Section 415............ 1
         13.4     No Contractual Right To Excess Contributions.............. 1
XIV.     APPLICATION FOR BENEFITS........................................... 1
         14.1     Information From Participant.............................. 1
         14.2     Claims.................................................... 1
         14.3     Appeals................................................... 1
XV.      TOP-HEAVY PROVISIONS............................................... 1
         15.1     Effect.................................................... 1
         15.2     Top-Heavy Plan............................................ 1
         15.3     Top-Heavy Definitions..................................... 1
         15.4     Effect on Code Section 415 Limits......................... 4
         15.5     Top-Heavy Minimum Contributions........................... 4
XVI.     MISCELLANEOUS...................................................... 1
         16.1     Interpretation of Plan.................................... 1
         16.2     Payment of Benefits....................................... 1
         16.3     Return of Contributions................................... 1
         16.4     Sale of Stock to a Disqualified Person.................... 1
         16.5     Good Faith................................................ 2
         16.6     Fiduciaries and Liability................................. 2
         16.7     Indemnity................................................. 2
         16.8     Actions Subject to Law.................................... 3
         16.9     Plan Not Contract of Employment........................... 3

                              AMENDED AND RESTATED
               NOVA CHEMICALS INC. SAVINGS AND PROFIT SHARING PLAN
                               FOR U.S. EMPLOYEES

     The NOVA Chemicals Inc. Savings and Profit Sharing Plan for U.S. Employees (formerly know as the Employee Savings and Profit Sharing Plan) (the "Plan") was established by Polysar Incorporated to cover its Employees and Employees of Affiliated Companys designated for participation by the Board, as such terms are defined below. Effective as of December 31, 1991, Polysar Incorporated, through a series of mergers, became Novacor Chemicals Inc.

     The Plan was amended and restated for the benefit of Eligible Employees described herein to reflect the changes necessitated by the Uruguay Rounds Agreement Act, the Uniformed Services Employment and Reemployment Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Retirement Reconciliation Act of 1998, and the Consolidated Appropriations Act of 2001 (collectively referred to as "GUST"), and the Regulations and other IRS guidance promulgated thereunder, effective retroactive to January 1, 1997, such other dates as required by GUST, or as otherwise stated in this restated Plan.

     The Plan is intended to provide Eligible Employees with periodic income after retirement in addition to benefits under the Social Security Act. A Trust Agreement (the "Trust") has been adopted by the Employer and forms a part of this Plan.

     It is intended that the Plan, as amended and restated herein, will continue to meet the requirements for qualification as a profit sharing plan under
Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time, and as a cash or deferred arrangement under Section 401(k) of the Code, and that the Trust shall continue to be exempt from taxation as provided under Section 501(a) of the Code.

     The Trustee of the Plan is authorized to invest so much of the assets of the Trust in NOVA Chemicals common shares as are designated herein for such investment, regardless of the percentage of Trust assets represented by such investment, subject to the limitation set forth in Section 2.8 of Article II.

     This Plan is intended to qualify under ERISA Section 404(c) and the Regulations issued thereunder with the effect that the Plan fiduciaries are relieved of liability, to the maximum extent allowed under ERISA Section 404(c), for any losses that are the necessary result of investment directions made by Participants or Beneficiaries of deceased Participants.

     Except as otherwise specifically and expressly provided herein:

     (a) the provisions of this amended and restated Plan shall apply only to individuals who are Eligible Employees on or after January 1, 1997; and

     (b) a former Employee's eligibility for and amount of benefits, if any, payable to or on behalf of such former Employee, shall be determined in accordance with the provisions of the Plan in effect when his employment terminated. The benefit payable to or on behalf of a Participant included under the Plan in accordance with the following provisions shall not be affected by the terms of any amendment to the Plan adopted after such Participant's employment terminates, unless the amendment expressly provides otherwise.

ARTICLE I.  DEFINITIONS

     The provisions of this Article I shall be effective for Plan Years beginning after 1996 unless a different effective date is specifically provided. Unless there is something in the context inconsistent therewith, the following definitions shall have the following meanings respectively:

     1.1 ACTUAL NET INCOME. "Actual Net Income" means, in respect of a Plan Year, the audited net income after the deduction of the Contributions and Profit Sharing Allocations excluding nonoperating variables such as adjustments resulting from the disposition of assets or resulting from changes in accounting policy, reported in the audited financial statements of NOVA Chemicals Corporation for the fiscal year ending in or concurrently with such Plan Year.

     1.2 ADJUSTMENT FACTOR. "Adjustment Factor" means the cost of living adjustment factor under Code section 415(d).

     1.3 AFFILIATED COMPANY. "Affiliated Company" means any corporation included with the Company in a controlled group of corporations as determined under Code Section 414(b), or a trade or business under common control with the Company as determined under Code Section 414(c), any organization which is a member of an affiliated service group as determined under Code Section 414(m), and any other organization required to be included under Code Section 414(o), but only during the period such corporation, or trade or business or organization is, as applicable, under common control with the Company or in a controlled group of corporations with the Company.

     1.4 ANNUAL ADDITIONS. "Annual Additions" means allocations to a Participant's Account or a Participant's Annual NOVA Equity Account, as defined in Code section 415(c)(2).

     1.5 ANNUAL NOVA EQUITY ACCOUNT. "Annual NOVA Equity Account" means, in respect of a single Plan Year, the account of a Participant which contains:

          (a) all NOVA Locked Stock held by the Trustee for the benefit of the Participant under the Plan which has been purchased or acquired for the Participant from Eligible Contributions paid into the Participant's Account in respect of such Plan Year and from Stock Purchase Incentive Contributions paid into such account in respect of such Plan Year;

          (b) Stock Purchase Incentive Contributions paid into such account in respect of such Plan Year held pending investment in NOVA Locked Stock;

          (c) all securities, other assets and cash (the latter held pending investment in NOVA Locked Stock) received by way of dividends or distributions, all pursuant to investment instructions received from the Participant in accordance with Article VI; and

          (d) all securities in NOVA Chemicals Corporation, other assets and cash (the latter held pending investment in NOVA Locked Stock) received on account of the exchange of shares in the NOVA Stock Fund for shares of TransCanada PipeLines Limited which were immediately exchanged for common shares of NOVA Chemicals Corporation and TransCanada PipeLines Limited on the Splitoff Effective Date.

     1.6 AVERAGE CONTRIBUTION PERCENTAGE. "Average Contribution Percentage" means the average (expressed as a percentage) of the Contribution Percentages of the Highly Compensated Employee Group or the Nonhighly Compensated Employee Group, as applicable.

     1.7 AVERAGE DEFERRAL PERCENTAGE. "Average Deferral Percentage" means the average (expressed as a percentage) of the Deferral Percentages of the Highly Compensated Employee Group or the Nonhighly Compensated Employee Group, as applicable.

     1.8 BASIC ANNUAL EARNINGS. "Basic Annual Earnings" means, in respect of a Plan Year, the aggregate Basic Biweekly Earnings received by an Employee from the Company during the fiscal year ending in or concurrently with such Plan Year.

     1.9 BASIC BIWEEKLY EARNINGS. "Basic Biweekly Earnings" means, at any point in time, the rate of Basic Biweekly Earnings received by an Employee from the Company up to a maximum of $5,769.23 (or, if different, 1/26 of the dollar limit under Code section 401(a)(17)), multiplied by the Adjustment Factor; but does not include any other Compensation such as, without limiting the generality of the foregoing, shift differential, overtime pay, performance bonuses, commissions or the value of any benefits. Basic Biweekly Earnings for an Employee receiving disability benefits under the Long Term Disability Plan shall mean the rate of Basic Biweekly Earnings, without any increase, being received by the Employee on the date he or she first became eligible for Long-

Term Disability payments. If an Employee works a regularly scheduled work period under which the Employee's daily schedule exceeds the normal work day, the pay increment for the hours in excess of the normal work day shall be included in Basic Biweekly Earnings for the purposes of this Plan.

     1.10 BOARD. "Board" means the Board of Directors of NOVA Chemicals Inc.

     1.11 CODE. "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time hereafter.

     1.12 COMMITTEE. "Committee" means the committee appointed by the Board pursuant to Article X hereof.

     1.13 COMPANY. "Company" means NOVA Chemicals Inc. and any associated, affiliated and subsidiary company of NOVA Chemicals Inc. as may be designated from time to time by resolution of the Board (a certified copy of which shall be filed with the Trustee), and which has adopted this Plan on behalf of its employees. Solely for those purposes, and to the extent required by the Code, "Company" shall include Affiliated Companies. Any designated Company which has adopted this Plan on behalf of its employees shall be deemed to have terminated its participation in the Plan effective as of the date it is no longer an Affiliated Company.

     1.14 COMPENSATION. "Compensation" means, subject to the limitation in Subsection 1.14(e), the following:

          (a) ANNUAL ADDITIONS LIMIT. For purposes of applying the limitation on Annual Additions required by Code section 415(c), a Participant's earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions or insurance premiums, tips and bonuses, and contributions by employees to certain plans or programs that are exempt from tax under sections 125, 132(f) and 402(g) of the Code, but excluding:

               (1) contributions by the Company to a plan of deferred compensation that are not includible in the Employee's gross income for the taxable year in which contributed;

               (2) contributions by the Company under a simplified employee pension (within the meaning of Code section 408(k)) to the extent such contributions are excludible from gross income by the Employee;

               (3)  distributions from a plan of deferred compensation;

               (4) amounts realized from the exercise of a nonqualified stock option, or when restricted stock or other property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (5) amounts realized from the sale, exchange and other disposition of stock acquired under an incentive stock option;

               (6)  other amounts that have received special tax benefits; and

               (7) contributions by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually includible from the gross income of the Employee).

          (b) TOP HEAVY. For purposes of determining whether the Plan is Top Heavy, the amount designated as compensation on the Participant's IRS Form W-2 for the Plan Year pursuant to Code section 416.

          (c) CONTRIBUTION PERCENTAGE AND DEFERRAL PERCENTAGE. For purposes of determining the Contribution Percentage and Deferral Percentage of an Employee, the meaning set forth in Subsection 1.14(a) above (substituting "Employee" for "Participant" therein), including amounts contributed by the Company pursuant to a salary reduction agreement which are not includible in the gross income of the Employer under Code sections 125, 132(f), 402(a)(8), 402(h) or 403(b). Moreover, effective April 15, 1999, severance payments shall be included in Compensation for purposes of Voluntary Savings Contributions, and for calculating the Contribution and Deferral Percentages of affected Participants.

          (d) HIGHLY COMPENSATED EMPLOYEES. For purposes of determining whether an Employee is a Highly Compensated Employee, the meaning set forth in Subsection 1.14(a) above, determined without regard to Code sections 125, 132(f), 402(a)(8), 402(h)(1)(B) and, in the case of Company contributions made pursuant to a salary reduction agreement, Code section 403(b).

          (e) MAXIMUM ANNUAL COMPENSATION. Compensation for all purposes shall include only amounts actually paid to the Employee during the Plan Year and shall be limited, in all cases, to $150,000 ($200,000 beginning in 2002), multiplied by the Adjustment Factor as provided in Code section 401(a)(17)(B). Compensation in excess of such amount shall be disregarded.

For any short Plan Year, the Compensation limit shall be an amount equal to the Compensation limit under Code section 401(a)(17) for the calendar year in which the Plan Year begins, multiplied by the ratio obtained by dividing a number of full months in a short Plan Year by twelve (12).

          (f) PRORATED COMPENSATION FOR FIRST YEAR. the determination of Compensation for a Participant's initial year of participation shall include only Compensation paid following the Participant's effective date of participation pursuant to Article III.

     1.15 CONTINUOUS SERVICE. "Continuous Service" means the period of time beginning on an Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable, and ending on the Employee's Severance from Service Date; provided that where an Employment Commencement Date or Reemployment Commencement Date falls on the first regular working day of a month, the period of Continuous Service shall be deemed to have commenced on the first day of such month. If an Employee terminates employment with the Company and is reemployed by the Company within the twelve-month period immediately following his termination of employment, such Employee's "Continuous Service" shall include each day during the period following his termination of employment and ending with his Reemployment Commencement Date. Continuous Service shall include service with ARCO Chemical Company at its manufacturing plants located at Beaver Valley, Pennsylvania, Painesville, Ohio, Newtown Square, Pennsylvania and Southfield, Michigan prior to September 30, 1996. Continuous Service shall include service with Huntsman Chemical Corporation prior to an Employee's "Transfer Date," as such term is defined in an Agreement dated December 31, 1998, among NOVA Corporation,

NOVA Chemicals (USA) Inc., Huntsman Corporation and Huntsman Chemical Corporation (the "Huntsman Agreement").

     1.16 CONTRIBUTION PERCENTAGE. "Contribution Percentage" means the ratio (calculated to the nearest one-hundredth of one percent (0.01%)) of the sum of the following contributions made to the Plan on behalf of the Participant for the Plan Year, to the Participant's Compensation, as defined in Section 1.14(c), for such Plan Year:

          (a)  Basic Savings Contributions;

          (b)  Matching Contributions;

          (c)  Stock Purchase Incentive Contributions;

          (d)  Voluntary Savings (Post-Tax) Contribution;

          (e)  Deferred Profit Sharing (Post-Tax) Contributions;

          (f) Retirement Matching Contributions (for Plan Years prior to January 1, 2001) to the extent such Contributions are not taken into account in determining the Participant's Deferral Percentage; and

          (g) Savings (Post-Tax) Contributions and Deferred Profit Sharing (Post-Tax) Contributions.

     1.17 CONTRIBUTIONS. "Contributions" means Basic Savings Contributions, Deferred Profit Sharing Contributions, Eligible Contributions, Ineligible Contributions, Matching Contributions, Retirement Matching Contributions (but only through the Plan Year ending December 31, 2000), Rollover Contributions, Stock Purchase Incentive Contributions, Supplemental Contributions and Voluntary Savings Contributions as defined below.

          (a) "Basic Savings Contributions" means, in respect of an amount paid by the Company to a Participant's Account, 2% of Basic Biweekly Earnings (4% for Plan Years beginning prior to January 1, 2001).

          (b) "Deferred Profit Sharing (Pre-Tax) Contributions" and "Deferred Profit Sharing (Post-Tax) Contributions" (collectively "Deferred Profit Sharing Contributions") means that portion of the Profit Sharing Allocation contributed under the Plan in accordance with Article IV.

          (c) "Eligible Contributions" means that portion of a Participant's Voluntary Savings (Pre-Tax) Contributions (but only up to an aggregate of 8% of Basic Biweekly Earnings), Basic Savings Contributions, Matching Contributions (but only up to an aggregate of 3% of Basic Bi-Weekly Earnings), and Deferred Profit Sharing Contributions, all of which are directed by a Participant to be invested in NOVA Locked Stock in accordance with Article VI. Such Eligible Contributions shall be transferred to the Participant's Annual NOVA Equity Account and subject to the holding requirement described in Article V. If a Participant contributes Voluntary Savings (Pre-Tax) Contributions of less than 4% of such Participant's Basic Biweekly Earnings, such Participant's Voluntary Savings (Post-Tax) Contributions shall be taken into account in determining Eligible Contributions, but only to the extent that such contributions, when aggregated with such Participant's Voluntary Savings (Pre-Tax) Contributions do not exceed 4% of such Participant's Basic Biweekly Earnings. Eligible Contributions shall be taken into account in determining the Stock Purchase Incentive Contributions to be made to a Participant's Annual NOVA Equity Account.

          (d) "Ineligible Contributions" means that portion of a Participant's Voluntary Savings Contributions, Basic Savings Contributions, Matching Contributions and Deferred Profit Sharing Contributions that are invested in NOVA Unlocked Stock pursuant to investment instructions received from the Participant in accordance with Article VI. Such units shall be held in the Participant's Account. Ineligible Contributions shall not be taken into account in determining the Stock Purchase Incentive Contributions to be made to a Participant's Annual NOVA Equity Account.

          (e) "Matching Contributions" means an amount contributed by the Company pursuant to Section 4.1 with respect to a Participant's Voluntary Savings (Pre-Tax) Contributions.

          (f) "Retirement Matching Contributions" means an amount paid by the Company equal to 50% of a Participant's (Pre-Tax) Voluntary Savings Contributions (up to a maximum dollar amount determined each year by the Board which shall be expressed as a percentage of the payroll of the Company) which the Participant designates to be allocated to a subaccount of the Participant's Account to defray the Participant's retirement medical expenses. No additional Retirement Matching Contributions shall be made for Plan Years beginning on and after January 1, 2001.

          (g) "Rollover Contributions" means the assets transferred to the Plan from another plan qualified under Code section 401(a) or a distribution from another qualified plan or an individual retirement account qualified under Code section 408 that are contributed to the Plan.

          (h) "Stock Purchase Incentive Contributions" means, in respect of an amount paid by the Company at a point in time in respect of Contributions directed by the Participant to be invested in NOVA Locked Stock, an amount equal to 20% of the Eligible Contributions contributed at that time.

          (i) "Supplemental Contributions" means, for Plan Years beginning on and after January 1, 2001, an amount contributed by the Company at its discretion to the Accounts of all Nonhighly Compensated Employees.

          (j) "Voluntary Savings (Pre-Tax) Contributions" and "Voluntary Savings (Post-Tax) Contributions" (collectively, "Voluntary Savings Contributions") means the amount of Compensation, as defined in Section 1.14(a), that a Participant elects to defer or contribute to the Plan in accordance with
Article IV, Section 4.2, provided that not more than 20% (15% for Plan Years ending on or before December 31, 2000) of the Participant's Basic Biweekly Earnings are designated as Eligible Contributions or Ineligible Contributions. A Participant whose combined Voluntary Savings Contributions (Pre-Tax and Post-Tax), when combined with the Participant's Profit Sharing Allocation, exceeds 20% (15% for Plan Years ending on or before December 31, 2000) of Compensation for a Plan Year shall not be entitled to elect Deferred Profit Sharing Contributions (Pre-Tax or Post-Tax) with respect to such Profit Sharing Allocation for such Plan Year.

          Effective for Voluntary Savings Contributions made on and after January 1, 2001 a Participant may elect to pay up to 20% (or such lesser percentage that the Committee has prescribed for deferrals of Basic Biweekly Earnings or Basic Annual Earnings by all Participants or by those Participants who are also Highly Compensated Employees) of any severance payments received that are not included in such Participant's Basic Biweekly Earnings. Moreover, the aggregate amount of Voluntary Savings (Pre-Tax) Contributions made by Participants, including amounts paid from Basic Biweekly Earnings, Basic Annual Earnings and any severance payments, cannot exceed the annual limit described in Article IV, Subsection 4.3(a). The portion of a Participant's Voluntary Savings Contributions that are attributable to a Participant's severance payments shall not be considered for purposes of the Company's Retirement Matching Contributions or for Eligible Contributions. Notwithstanding the foregoing, for the period beginning April 15, 1999 and ending January 1, 2001, a Participant's percentage was limited to 15%.

     1.18 CR&L. "CR&L" means Chemical Research and Licensing, an Affiliated Company prior to its sale to CRI, a subsidiary of Shell, in 1998.

     1.19 DEATH VALUATION DATE. "Death Valuation Date" means the last day of the month in which a Participant's death occurs.

     1.20 DEFERRAL PERCENTAGE. "Deferral Percentage" means the ratio (calculated to the nearest one-hundredth of one percent (0.01%)) of the sum of the following:

          (a)  Deferred Profit Sharing (Pre-Tax) Contributions;

          (b) Retirement Matching Contributions (but only with respect to Plan Years ending prior to December 31, 2000);

          (c)  Voluntary Savings (Pre-Tax) Contributions; and

          (d)  Stock Purchase Incentive Contributions.

made to the Plan on behalf of a Participant for the Plan Year, to the extent such Contributions are not taken into account in determining such Participant's Contribution Percentage, to such Participant's Compensation for such Plan Year.

     1.21 DEPARTING EMPLOYEE. "Departing Employee" means a person who immediately after ceasing to be an Employee, becomes an employee pursuant to the terms of a Reciprocal Plan.

     1.22 DISTRIBUTION YEAR. "Distribution Year" means a calendar year for which a minimum distribution is required. The first Distribution Year shall be the calendar year immediately preceding the calendar year in which falls the Participant's Required Beginning Date.

     1.23 DRSPP. "DRSPP" means the Dividend Reinvestment and Share Purchase Plan of NOVA Chemicals Corporation, as amended, from time to time.

     1.24 EFFECTIVE DATE. "Effective Date" means January 1, 1997 for this amended and restated Plan, except where otherwise specifically provided. With respect to changes required or permit under GUST, the effective dates are:

          (i) December 12, 1994 for the Uniform Services Employment and Reemployment Rights Act;

          (ii) January 1, 1995 for the Uruguay Rounds Agreement Act;

          (iii)January 1, 1997 for the Small Business Jobs Protection Act of 1997 and the Consolidated Appropriations Act of 2001;

          (iv) January 1, 1998 for the Tax Reform Act of 1997;

          (v)  January 1, 1999 for the Retirement Reconciliation Act of 1998;
               and

          (vi) such other dates are permitted or required.

     1.25 EMPLOYEE. "Employee" means, for purposes of testing coverage under Code section 410(b), an individual employed by the Company or an Affiliated Company, excluding any individual considered to be an independent contractor and any individual covered under a collective bargaining agreement to which the Company is a party, unless such agreement provides for coverage under the Plan. Employee shall include leased employees within the meaning of Code Section 414(n)(2). Notwithstanding the foregoing, if such leased employees constitute less than 20% of the Company's nonhighly compensated work force within the meaning of Code Section 414(n)(1)(c)(ii), the term "Employee" shall not include those leased employees if they are covered by a plan described in Code Section 414(n)(5)(B) unless otherwise provided by the terms of this Plan. As provided by Code section 414(n)(2) a leased employee includes any person (other than an employee of the Company) who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company.

     1.26 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the date in which an Employee first completes an Hour of Service.

     1.27 ENTRY DATE. "Entry Date" means the first day of any calendar month.

     1.28 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time thereafter.

     1.29 EXCESS AGGREGATE CONTRIBUTIONS. "Excess Aggregate Contributions" means the aggregate amount of contributions in respect of a Plan Year that are taken into account in computing the Contribution Percentages of Highly Compensated Employees and which are actually made on behalf of such Employees, in excess of the maximum amount of such contributions permitted under the nondiscrimination test set forth in Article IV, Section 4.4 of the Plan.

     1.30 EXCESS CONTRIBUTIONS. "Excess Contributions" means the aggregate amount of contributions with respect to a Plan Year that are taken into account in computing the Deferral Percentages of Highly Compensated Employees, and which are actually made on behalf of such Employees, in excess of the maximum amount of such contributions permitted under the nondiscrimination test set forth in
Article IV, Section 4.3 of the Plan. "Excess Contributions" shall be considered "Annual Additions" under Article XIII.

     1.31 EXCESS DEFERRALS. "Excess Deferrals" means an amount equal to the excess of the contributions made on behalf of a Participant under any qualified cash or deferred arrangements described in Code sections 401(k), 408(k) or 403(b) for a taxable year over the applicable limit under Code section 402(g). Excess Deferrals shall be treated as an "Annual Addition" pursuant to Article XIII when contributed to the Plan, unless distributed to the affected

Participant not later than the first April 15 following the close of a Participant's taxable year. Additionally, for purposes of determining top heavy status and any minimum top heavy required Contributions, Excess Deferrals shall continue to be treated as Company Contributions even if distributed. However, Excess Deferrals of Nonhighly Compensated Employees who are Participants are not taken into account for purposes of calculating a Nonhighly Compensated Employee's Deferral Percentage, as defined herein, to the extent such Excess Deferrals occur pursuant to Article IV, of this Plan.

     1.32 FIVE-PERCENT OWNER. "Five-Percent Owner" means an individual who owns (or is considered as owning, within the meaning of Code section 318) more than 5% of the outstanding stock of NOVA Chemicals Corporation or stock possessing more than 5% of the total combined voting power of all stock of the Company.

     1.33 HIGHLY COMPENSATED EMPLOYEE.

          (a) "Highly Compensated Employee", means (for Plan Years beginning after December 31, 1996) the following Employees:

               (1) an Employee who performs service for the Company during the determination year and who, during the look-back year received Compensation from the Company in excess of $80,000 multiplied by the Adjustment Factor and was a member of the top paid group for such year; and

               (2) an Employee who is a Five-Percent Owner at any time during the look-back year or the determination year.

          (b) The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed.

          (c) The "determination year" shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the lag period is less than twelve (12) months long, the dollar threshold amount specified above shall be prorated based upon the number of months in the lag period.

          (d) The "top paid" group shall be the group consisting of the top twenty percent (20%) of Employees when ranked on the basis of Compensation during the applicable year.

          (e) The determination of who is a Highly Compensated Employee, including the determination and the number and identity of Employees in the top-paid group, and the Compensation that is considered shall be made in accordance with Code section 414(q) and the regulations thereunder.

          (f) A former employee shall be treated as a Highly Compensated Employee if that former employee was a Highly Compensated Employee at either the time of severance from service or after attaining age 55. A former employee for purposes of Section 1.34 includes an Employee who is still employed by the Company, but provides no service during the determination year (I.E., leave of absence.)

     1.34 HIGHLY COMPENSATED EMPLOYEE GROUP. "Highly Compensated Employee Group" means for a Plan Year, the group of Highly Compensated Employees who are eligible to participate in the Plan.

     1.35 HOUR OF SERVICE. "Hour of Service" means an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company.

     1.36 INCOMING EMPLOYEE. "Incoming Employee" means an Employee who was an employee as defined pursuant to the terms of a Reciprocal Plan immediately prior to becoming an Employee.

     1.37 INSIDER. "Insider" means any Participant required to file statements of ownership of common shares in the capital stock of NOVA Chemicals Corporation and, on and after the Splitoff Effective Date, any Participant required to file statements of ownership of common shares in the capital stock of NOVA Chemicals Corporation, in each case under Section 16 of the Securities Exchange Act of 1934 as amended, from time to time, and rules and regulations promulgated thereunder.

     1.38 LONG TERM DISABILITY PLAN. "Long Term Disability Plan" means the plan established by the Company to provide for partial salary continuance to a disabled Employee.

     1.39 NET INCOME TARGET. "Net Income Target" means, in respect of a Plan Year, the consolidated net income target, after provision for the Company's Contributions and Profit Sharing Allocations and after taxes, but excluding nonoperating variables such as adjustments resulting from the disposition of assets or resulting from changes in the accounting policy of NOVA Chemicals Corporation established by the compensation committee of the Board prior to such Plan Year as a net income target for the fiscal year ending in or concurrently with such Plan Year for the purposes of determining Profit Sharing Allocations after taking into account return on common shares in the capital stock of NOVA Chemicals Corporation and external variables which may affect the net income of NOVA Chemicals Corporation and which is communicated annually in writing to the Participants and to the Trustee by the Committee as being the "Net Income Target" for the Plan Year for the purposes of this Plan. Notwithstanding the foregoing, however, for the 1998 Plan Year, the Net Income Target shall be determined as provided above through the Splitoff Effective Date. After the Splitoff Effective Date, the Net Income Target shall be determined by substituting NOVA Chemicals Corporation for each reference to NOVA Corporation in the first sentence of this Section 1.39 with the consequence that the Board shall make its determinations thereafter based on the operations, income, share value and other relevant factors of NOVA Chemicals Corporation.

     1.40 NONHIGHLY COMPENSATED EMPLOYEE. "Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

     1.41 NONHIGHLY COMPENSATED EMPLOYEE GROUP. "Nonhighly Compensated Employee Group" means for a Plan Year the group of Nonhighly Compensated Employees eligible to participate in the Plan.

     1.42 NOTICE. "Notice" means a written notification submitted to the Company and to the Trustee, as the case may be, on the forms prescribed by the Company for each individual transaction and, where applicable, approved by the Trustee. The Notice requirement described herein may be satisfied by the use of and transmission by electronic means, including an appropriate automated Voice Response System which the Committee shall both approve for use, provided that the method of electronic delivery is available to substantially all Participants.

     1.43 NOVA CHEMICALS STOCK FUND. " NOVA Chemicals Stock Fund" means a separate fund within the Trust Fund composed of issued and outstanding common shares in the capital stock of NOVA Chemicals Corporation on the effective date of the Plan of Arrangement involving NOVA Corporation and its common shareholders and TransCanada PipeLines Limited ("TransCanada") pursuant to an agreement entered into between NOVA Corporation and TransCanada dated January 24, 1998, as amended, which Plan of Arrangement was approved at a meeting of the said common shareholders held on June 29, 1998, or as such fund may be subsequently consolidated or subdivided, and any other shares resulting from redemption or change of such shares or resulting from amalgamation, consolidation or mergers of NOVA Chemicals Corporation.

     1.44 NOVA LOCKED STOCK. "NOVA Locked Stock" means units of the stock of NOVA Chemicals purchased with Eligible Contributions which shall be taken into account in determining the Stock Purchase Incentive Contributions to be made to a Participant's Annual NOVA Equity Account. Such units shall be held in the Participant's Annual NOVA Equity Account subject to the holding requirement described in Article V, Section 5.4.

     1.45 NOVA STOCK FUND. "NOVA Stock Fund" means a separate fund within the Trust Fund composed of issued and outstanding common shares in the capital stock of NOVA Corporation on the effective date of the Plan of Arrangement involving NOVA Corporation and its common shareholders which was approved at a meeting of the said common shareholders held on May 6, 1994, or as subsequently consolidated or subdivided, and any other shares resulting from redemption or change of such shares or resulting from amalgamation, consolidation or mergers of NOVA Corporation.

     1.46 NOVA UNLOCKED STOCK. "NOVA Unlocked Stock" means units of the NOVA Stock Fund and, after the split-off Effective Date, the NOVA Chemicals Stock Fund purchased with Ineligible Contributions which shall not be taken into account in determining the Stock Purchase Incentive Contribution to be made to a Participant's Annual NOVA Equity Account. Such units shall be held in the Participant's Account and shall not be subject to the holding requirement described in Article V, Section 5.4.

     1.47 OTHER EVENTS EFFECTIVE DATE. "Other Events Effective Date" means:

          (a) in the case of any withdrawal of all or a portion of the assets held in Participant's Account as referred to in Article IX hereof, or

          (b) in the case of changes among investment categories within the Participant's Account as referred to in Sections 6.3 and 6.4 of Article VI, the date specified in the Participant's Notice submitted in respect of any such action if such Notice is received by the Company and the Trustee on or before such date; provided that if a Participant has one or more Annual NOVA Equity Accounts and wishes to withdraw all of the assets held in such Participant's Account as referred to in Subsection 1.47(a) the Other Events Effective Date for purposes of paying or delivering to the Participant the common shares in the capital stock of NOVA Corporation proportionate to his interest in the NOVA Stock Fund and other property held for such Annual NOVA Equity Account or Accounts and which may ultimately be transferred to the Participant's Account under Section 5.5 of Article V, shall be the later of:

               (1) the date specified in the Participant's Notice (or in the case of Insiders the date that is 15 days after the date specified in the Participant's Notice) submitted in respect of any such action if such Notice is received by the Company and the Trustee on or before such date, or

               (2) the date when all units of the NOVA Stock Fund and other property held in respect of such Annual NOVA Equity Account are required to be transferred to the Participant's Account under Article V, Section 5.4.

          (c) in the case of changes on or after June 1, 1998 among investment categories within the Participant's Account as referred to in Sections 6.3 and 6.4 of Article VI, as soon as practicable following the date the Participant's Notice submitted in respect of any such action is received by the Company and the Trustee; provided that if a Participant has one or more Annual NOVA Equity Accounts and wishes to withdraw all of the assets held in a Participant's

Account as referred to in Subsection 1.47(a), the Other Events Effective Date for purposes of paying or delivering to the Participant (x) the common shares in the capital stock of NOVA Corporation proportionate to his interest in the NOVA Stock Fund and, on and after the Splitoff Effective Date, (y) the common shares in the capital stock of NOVA Chemicals Corporation proportionate to his interest in the NOVA Chemicals Stock Fund, and (z) other property held for such Annual NOVA Equity Account or Accounts and which may ultimately be transferred to the Participant's Account under Section 5.5 of Article V shall be the later of:

               (1) the date that occurs as soon as practicable following the date (or in the case of Insiders the date that is 15 days after the date) the Participant's Notice is received by the Company and the Trustee in respect of such action, or

               (2) the date when all units of the NOVA Stock Fund and, after the Splitoff Effective Date, all units of the NOVA Chemicals Stock Fund, and other property held in respect of such Annual NOVA Equity Account are required to be transferred to the Participant's Account under Article V,
Section 5.5.

     1.48 PARTICIPANT. "Participant" means any Employee who is deemed to have become a Participant of the Plan under Article III hereof and in respect of whom there has not been a complete settlement of all rights either as provided in
Article IV under the Plan, or in respect of his Participant's Account and Annual NOVA Equity Accounts.

     1.49 PARTICIPANT'S ACCOUNT. "Participant's Account" means all cash, securities and other assets held by the Trustee for the benefit of the Participant under the Plan which have been contributed by the Company or the Participant, or transferred into the Plan from another qualified plan, and earnings on such Contributions, other than those assets held in a Participant's Annual NOVA Equity Account.

     1.50 PERIOD OF SEVERANCE. "Period of Severance" means a continuous period of time during which an Employee is not employed by the Company or an Affiliated Company. Such period shall begin on the Employee's Severance from Service Date.

     1.51 PLAN. "Plan" means the NOVA Chemicals Inc. Savings and Profit Sharing Plan for U.S. Employees, as amended, and including any subsequent amendments hereto. "Prior Plan" means a plan established and maintained by an Affiliated Company which is amended by the adoption of the Plan and/or which is merged into the Plan. Special provisions, if any, that apply to a Prior Plan are set forth in Appendix A.

     1.52 PLAN ADMINISTRATOR. "Plan Administrator" means the Company, which shall also be the named fiduciary under ERISA section 402(a).

     1.53 PLAN YEAR. "Plan Year" means the 12 consecutive-month period which begins on January 1 and ends on the following December 31.

     1.54 PROFIT SHARING ALLOCATIONS. "Profit Sharing Allocations" shall be determined in the sole discretion of the Board and means the amount made available by the Company to a Participant in respect of a Plan Year, equal to the percentage of Basic Annual Earnings of the Participant (rounded to the nearest one-tenth of a percent) for such immediately preceding Plan Year which percentage the compensation committee of the Board has (contemporaneously with the determination of the Net Income Target for such immediately preceding Plan
Year) established as the rate of Profit Sharing Allocations to be paid in the Plan Year for that level of Actual Net Income for such immediately preceding Plan Year. Participants who terminate employment with the Company prior to December 31, shall not be eligible to receive the Profit Sharing Allocation for the Plan Year in which they terminate, unless the termination occurred on account of the Participant's retirement or participation in the Company's Employment Transition and Continuity Program.

          In establishing the respective percentage of Basic Annual Earnings applicable to any particular Actual Net Income for a Plan Year, the compensation committee of the Board of NOVA Corporation, and the compensation committee of the Board of NOVA Chemicals Corporation after the Splitoff Effective Date, shall establish for the Plan Year a minimum Actual Net Income (which is below the Net Income Target) at and below which Profit Sharing Allocations shall be 0% of Basic Annual Earnings and a maximum Actual Net Income (which is above the Net Income Target) at and beyond which Profit Sharing Allocations shall remain at 6% of Basic Annual Earnings. The Net Income Target shall be the simple average of such minimum and maximum.

Thus, where Actual Net Income equals the Net Income Target, the rate of Profit Sharing Allocations shall be 3% of Basic Annual Earnings. Where Actual Net Income is not equal to the Net Income Target and is between such minimum and maximum, the rate of Profit Sharing Allocations shall be the rate, determined on a straight line basis, between 0% and 6% which proportionately corresponds to the relative position of Actual Net Income between such minimum and maximum such that Profit Sharing Allocations of 3% would have been paid in the event the Actual Net Income for such prior Plan Year had equaled the Net Income Target for such Plan Year. The compensation committee of the Board of NOVA Corporation and, after the Splitoff Effective Date, the compensation committee of the Board of NOVA Chemicals Corporation may, prior to the payment of the Profit Sharing Allocations, determine to pay a greater amount than that initially established as corresponding to the Actual Net Income for the Plan Year, as it deems appropriate.

          Notwithstanding the foregoing, there shall be two allocation dates for the 1998 Plan Year. First, the compensation committee of the Board of NOVA Corporation shall establish the rate of Profit Sharing Allocations which shall be paid to Participants for that portion of the Plan Year beginning on the first day of the Plan Year and ending on the Splitoff Effective Date. However, the allocable amount of such payment using the rate as established by the compensation committee shall not be contributed to the Plan but shall, instead, be paid directly as additional compensation to the Participants as provided in
Article IV, Subsection 4.1(f). Second, the compensation committee of the Board of NOVA Chemicals Corporation shall establish the rate of Profit Sharing Allocations to be paid for the 1998 Plan Year after taking into account the rate of Profit Sharing Allocations established by the compensation committee of the board of directors of NOVA Corporation to the Splitoff Effective Date and paid to Participants as if such amount had, instead, been allocated to Participants in the Plan.

          After the 1998 Plan Year, the rate shall be established by the compensation committee of the Board of NOVA Chemicals Corporation in the manner described in the first and second paragraphs of this Article I, Section 1.54.

     1.55 QUALIFIED DOMESTIC RELATIONS ORDER. "Qualified Domestic Relations Order" (QDRO) means any judgment, decree or order (including approval of a property settlement agreement) which is made pursuant to a state domestic relations law (including a community property law) and which:

          (a) relates to provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of a Participant or former Participant, and which;

          (b) recognizes or creates an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant or former Participant under this Plan; and

          (c)  which clearly specifies:

               (1) the name and last known address of the Participant or former Participant and of each alternate payee;

               (2) the amount and percentage, or manner in which such could be determined, of the Participant's or former Participant's benefits to be paid to such alternate payee by the Plan;

               (3)  the number of payments or time period the QDRO covers; and

               (4)  each plan to which the QDRO applies.

          A QDRO cannot require any plan to provide a type or form of benefit, or any option not otherwise provided by the plan, nor can it require the plan to provide increased benefits. A QDRO cannot require a payment to an alternate payee of benefits required to be paid to another alternate payee by virtue of a previous QDRO.

     1.56 RECIPROCAL PLAN. "Reciprocal Plan" means such savings and profit sharing plans relating to associated companies, Affiliated Companies or subsidiary companies of the Company as such plans may be designated for the purpose of this Plan from time to time by resolution of the Board.

     1.57 REEMPLOYMENT COMMENCEMENT DATE. "Reemployment Commencement Date" means the date on which an Employee first completes an Hour of Service following a Termination Date.

     1.58 REQUIRED BEGINNING DATE. "Required Beginning Date" means, effective on and after January 1, 1997, the first day of April following the date a Participant attains age 70 1/2 ,except that if the Participant is not a 5% Owner, the Required Beginning Date shall be the first day of April of the year following the year in which the Participant retires, if that is later. Notwithstanding the foregoing, if the Participant becomes a 5% Owner after attaining age 70 1/2 , then his or her Required Beginning Date shall be no later than the last day of the year in which the Participant becomes a 5% Owner.

     1.59 SEVERANCE FROM SERVICE DATE. "Severance from Service Date" means the date on which an Employee quits, retires, dies, is discharged or, if earlier, the first anniversary of absence for any other reason.

     1.60 SPLITOFF EFFECTIVE DATE. "Splitoff Effective Date" means the date as of which the Plan of Arrangement dated January 24, 1998, as amended, involving NOVA Corporation and its common shareholders and TransCanada PipeLines Limited is effective with respect to the exchange of the common shares in the capital stock of NOVA Corporation for shares of capital stock of each of NOVA Chemicals Corporation and TransCanada PipeLines Limited.

     1.61 TERMINATION DATE. "Termination Date" means the earlier of (a) or (b):

          (a) the date on which an Employee quits, retires, is discharged, or dies; or

          (b) the first anniversary of the first date of continuous absence from Employment for any other reason.

     1.62 TOP HEAVY. "Top Heavy" means the status of the Plan in any Plan Year determined under Code section 416.

     1.63 TOTAL VALUE. "Total Value" means in respect of the Trust Fund, a Participant's Account or Annual NOVA Equity Account, as the case may be, the total value of the following assets held under the Plan in respect of the Trust Fund, such Participant's Account or such Participant's Annual NOVA Equity Account calculated as provided below as of the dates specified in the pertinent definitions hereof:

          (a) the value of the Participant's beneficial interest in the NOVA Stock Fund and, after the Splitoff Effective Date, the NOVA Chemicals Stock Fund, as represented by units in each such fund credited to the Participant's Account and the Participant's Annual NOVA Equity Account. The value of each such unit shall be the net asset value of the NOVA Stock Fund and, after the Splitoff Effective Date, the NOVA Chemicals Stock Fund, divided by the total number of units credited to all Participants' Accounts and Annual NOVA Equity Accounts. For purposes of determining net asset value, the value of the common shares in the capital stock of NOVA Corporation and, after the Splitoff Effective Date, the value of the common shares in the capital stock of NOVA Chemicals Corporation in the fund shall be the closing price on the New York Stock Exchange on such specified date, or if such was not a day on which a closing price was available, on the next immediately preceding day on which such a closing price was available;

          (b) the value of all securities, other assets and cash (the latter held pending investment in the NOVA Stock Fund) received by way of dividends, as such value is determined solely by the Trustee;

          (c) the value of the Participant's beneficial interest in the TransCanada Stock Fund as represented by units in such fund credited to the Participant's Account. The value of each such unit shall be the net asset value of the TransCanada Stock Fund divided by the total number of units credited to all Participant's Accounts. For purposes of determining net asset value, the value of the common shares in the capital stock of TransCanada PipeLines Limited in the Fund shall be the closing price on the New York Stock Exchange on such specified date or if such was not a day on which a closing price was available, on the next immediately preceding day on which such a closing price was available;

          (d) other investments of the Trust based on the dollar amount credited to the Trust Fund or a Participant's Account as the case may be;

          (e) interest paid by the Trustee on Contributions held pending investment; and

          (f)  contributions then held by the Trustee pending investment.

     1.64 TRANSCANADA STOCK FUND. "TransCanada Stock Fund" means a separate fund within the Trust Fund composed of issued and outstanding common shares in the capital stock of TransCanada PipeLines Limited ("TransCanada") on the effective date of the Plan of Arrangement involving NOVA Corporation and its common shareholders and TransCanada pursuant to an agreement entered into between NOVA Corporation and TransCanada dated January 24, 1998, as amended, which Plan of Arrangement was approved at a meeting of the said common shareholders held on June 29, 1998, or as subsequently consolidated or subdivided, and any other shares resulting from redemption or change of such shares or resulting from amalgamation, consolidation or mergers of TransCanada.

     1.65 TRANSFERRED EMPLOYEE. "Transferred Employee" means an Employee who was an employee as defined pursuant to the terms of a Reciprocal Plan immediately prior to becoming an Employee.

     1.66 TRUST AGREEMENT. "Trust Agreement" means the agreement of trust between the Company and the Trustee executed in furtherance of the Plan, as the same may be amended from time to time.

     1.67 TRUSTEE. "Trustee" means a bank, or trust company or company selected from time to time by the Company to serve as Trustee (or co-Trustees) under the Plan.

     1.68 TRUST FUND. "Trust Fund" means the assets of the Plan held by the Trustee in Trust under the provisions of the Plan and the Trust Agreement.

ARTICLE II.  GENERAL

     2.1 CAPACITY. If any Participant entitled to receive any benefits hereunder, becomes in the judgment of the Trustee physically or mentally incapable of personally receiving and giving a receipt for any payment or distribution, the Trustee may make payment or distribution to such other person or persons who, in judgment of the Trustee, shall then be maintaining or having custody of the assets of such Participant, or shall be legally entitled to receive such payment or distribution, and such payment or distribution shall constitute a complete discharge of liability with respect to any such benefit.

     2.2 APPLICABLE LAW. To the extent required by the Code or ERISA, the Plan shall be construed in accordance with applicable U.S. federal law.

     2.3 CONSTRUCTION. In the text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders. A reference to a month shall mean a calendar month; a reference to a year shall mean a calendar year.

     2.4 FORM OF NOTICE. The Committee may from time to time prescribe such forms or other notices or communications for use by the Committee, the Trustee, the Company, the Participants and by Employees submitting a Notice to the Company or the Trustee and prospective Participants as the Committee may deem appropriate. The Committee may specify the information to be included in such forms, Notices or other communications to be given to the Company or the Trustee and the time within which such forms, Notices or communications shall be given to the Company or the Trustee. The Committee may specify the manner by which such forms, Notices or communications may be delivered, including telephonic and electronic means. The Committee may waive any such requirement on such terms and conditions, if any, as the Committee may deem appropriate.

     2.5 TIME OF PAYMENT. In the case of any withdrawal of all or a portion of a Participant's Account or Annual NOVA Equity Account, the amount of such withdrawal shall be paid by the Trustee to the person or persons entitled thereto within such reasonable time after the date the Trustee is requested to make such payment, as is required for the due processing of such request and any sale of assets or securities required in order to make such payment.

     2.6 PERCENTAGES. Any reference to a contribution to, or withdrawal from, the Plan based on a percentage of an amount shall require the relevant contribution or withdrawal to equal a percentage of such amount expressed as a whole number.

     2.7 SHARE DISTRIBUTION. In the case of a withdrawal, nothing in the Plan shall require the Company or the Trustee to sell, purchase or deliver any fraction of a share, provided that the person who otherwise would be entitled to the delivery of a fractional share receives a cash payment therefore in proportion to the value of such share being the closing price on the New York Stock Exchange on the relevant date, or if such date is not a day on which a closing price is available, on the next immediately preceding day on which such a closing price is available. The Trustee shall take up and purchase for its own account at the price specified in this Section 2.7 any fraction of a common share in the capital stock of NOVA Corporation and, after the Splitoff Effective Date, any fraction of a common share in the capital stock of NOVA Chemicals Corporation or TransCanada PipeLines Limited, requested to be delivered to a Participant or otherwise required to be sold where a purchaser therefore cannot be found.

     2.8 SHARE LIMITATION. Notwithstanding any other provision of the Plan, the Trustee may not acquire or be required to acquire for the purpose of the Plan, the NOVA Chemicals Inc. U.S. Savings and Profit Sharing Restoration Plan or any Reciprocal Plan any common shares in the capital stock of NOVA Corporation which will result in the Trust Fund and the trust funds of such Reciprocal Plans, holding shares which, in the aggregate, amount to more than 10% of the outstanding common shares in the capital stock of NOVA Corporation and after the Splitoff Effective Date, more than 10% of the outstanding common shares in the capital stock of NOVA Chemicals Corporation.

ARTICLE III.  ELIGIBILITY AND REGISTRATION

     3.1  ENTRY DATES.

          (a) An Employee shall become a Participant with respect to the Voluntary Savings Contribution and Retirement Matching Contribution features of the Plan as of the Entry Date that immediately follows the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable.

          (b) An Employee shall be eligible to receive Profit Sharing Allocations based on services performed on and after the date on which the Employee completes one (1) year of Continuous Service.

          (c) An Employee shall become a Participant with respect to the Basic Savings Contribution, Deferred Profit Sharing Contribution, Matching Contribution, Supplemental Contribution and Stock Purchase Incentive Contribution features of the Plan as of the first day of the month that immediately follows the date on which the Employee completes one (1) year of Continuous Service provided that:

               (1) any person who is employed by Novacor Chemicals Inc., Alberta Gas Chemicals, Inc. or Genesis Polymer on December 31, 1989 and January 1, 1990 in a category of employment covered by a Prior Plan shall become a Participant on January 1, 1990, without regard to the service requirement; and

               (2) an Employee who was formerly employed by ARCO Chemical Company at its manufacturing plants located at Beaver Valley, Pennsylvania, Painesville, Ohio, Newtown Square, Pennsylvania and Southfield, Michigan on September 30, 1996 shall become a Participant with respect to the Voluntary Savings Contribution, Retirement Matching Contribution (but only for Plan Years prior to January 1, 2001), Basic Savings Contribution, Deferred Profit Sharing Contribution, Matching Contribution and Stock Purchase Contribution features of the Plan and shall be eligible to receive Profit Sharing Allocations on October 1, 1996 or, if later, such


                                        III-1

Employee's Employment Commencement Date, without regard to the applicable service requirement.

     3.2 SUSPENSION OF VOLUNTARY, BASIC SAVINGS AND MATCHING CONTRIBUTIONS. During any period in which a Participant is not receiving Basic Biweekly Earnings while remaining an Employee (for example, while on leave of absence without pay), such Participant shall not be entitled to receive Basic Savings Contributions or Matching Contributions or to make (or have made on such Participant's behalf) Voluntary Savings Contributions to the Plan, but shall be entitled to receive Profit Sharing Allocations and to make (or have made on such Participant's behalf) Deferred Profit Sharing Contributions to the Plan and to have Stock Purchase Incentive Contributions and, for Plan Years prior to January 1, 2001, Retirement Matching Contributions made on his behalf thereon. Such Profit Sharing Allocations shall be paid with respect to Basic Annual Earnings paid to such Participant during the Plan Year. Stock Purchase Incentive Contributions and, effective for Plan Years prior to January 1, 2001, Retirement Matching Contributions shall be made on the Contributions described above to the extent otherwise authorized in the Plan.

     3.3 DISABILITY. Any Participant who is receiving benefits under the Long Term Disability Plan shall continue to be entitled to the rights of a participating Participant, including the right to receive Basic Savings Contributions, which are made by the Company. Profit Sharing Allocations, and Stock Purchase Incentive Contributions based on Deferred Profit Sharing Contributions attributable to such Profit Sharing Allocations shall be payable in respect of Basic Annual Earnings paid during that portion of the Plan Year during which the Participant was not receiving benefits under the Long Term Disability Plan. Notwithstanding the foregoing, the Participant will not be entitled to make Voluntary Savings Contributions, receive Matching or Supplemental Contributions, or obtain a loan in accordance with Section 8.3 during such period of time he or she is receiving benefits under the Long Term Disability Plan.

     3.4 SUSPENDED PARTICIPATION. A Participant who ceases to be an Employee eligible to participate in the Plan, but who has not terminated employment with the Company, shall become a suspended Participant. A suspended Participant shall not be eligible to receive Profit Sharing Allocations attributable to service performed during any period of suspension, and no Contributions


                                       III-2
based on Basic Biweekly Earnings or Basic Annual Earnings from and after the date of the suspension shall be allocated to such Participant's Account or to the Annual NOVA Equity Account(s) of such Participant, although earnings, gains and losses shall continue to be recognized within such accounts, nor shall such Participant be eligible to make, or have made on his behalf, Voluntary Savings Contributions or Deferred Profit Sharing Contributions.

     3.5 CONTRIBUTIONS DURING PERIOD OF MILITARY LEAVE. Notwithstanding any provisions of this Plan to the contrary, Company contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Code section 414(u).


                                       III-3

ARTICLE IV.  CONTRIBUTIONS

     4.1  COMPANY CONTRIBUTIONS.

          The following provisions shall apply to each Employee who is a Participant with respect to the Basic Savings Contribution, Deferred Profit Sharing Contribution, Matching Contribution, Supplemental Contributions and a Stock Purchase Incentive Contribution features of the Plan as provided in
Article III.

          (a) BASIC SAVINGS AND MATCHING CONTRIBUTIONS. The Company shall credit each month by biweekly installments to the Participant's Account an amount equal to such Participant's Voluntary Savings (Pre-Tax) Contributions, the Company's Basic Savings Contribution and the Company's Matching Contribution. If at the end of a Plan Year in which the Participant has made a Voluntary Savings (Pre-Tax) Contribution of at least four percent (4%) of his or her Basic Annual Earnings and the amount of Matching Contributions credited to the Participant's Account is not equal to two percent (2%) of such Participant's Basic Annual Earnings, then the Company will make an additional Matching Contribution to the Participant's Account so that the aggregate Matching Contribution for the Plan Year is equal to two percent (2%) of Basic Annual Earnings.

          (b) DEFERRED PROFIT SHARING CONTRIBUTIONS. Beginning on and after January 31, 1996, the Company shall contribute to each eligible Participant's Account as soon as practicable after March 1 of each calendar year an amount equal to the portion of the Participant's Profit Sharing Allocation that the Participant elects on a form provided by, and at the times specified by, the Committee to have contributed to the Plan as Deferred Profit Sharing Contributions for such Plan Year, provided that the Company shall be entitled to contribute such amounts before March 1 if the Board resolves to make such payments as of an earlier date. The deferred amount may be expressed as a percentage of Basic Annual Earnings. Such Contributions shall be made as Deferred Profit Sharing (Pre-Tax) Contributions or Deferred Profit Sharing (Post-Tax) Contributions as designated by the Participant, subject to the limitation on pre-tax contributions under Code section 402(g). If the amount designated as pre-tax contributions would cause the Participant to exceed such limit, the excess shall be recharacterized as post-tax contributions. Participants may elect Deferred Profit Sharing Contributions only if actually employed on the date the Deferred Profit Sharing Contribution would otherwise have been made.

          (c) STOCK PURCHASE INCENTIVE CONTRIBUTIONS. On investment of Eligible Contributions in NOVA Locked Stock, the Company shall simultaneously pay to such Participant's Annual NOVA Equity Account established for the Plan Year the related Stock Purchase Incentive Contributions.

          (d) SUPPLEMENTAL CONTRIBUTIONS. Beginning with the Plan Year ending on December 31, 2001, as soon as practicable after the end of a Plan Year the Company may contribute an amount, as determined by the Board in its sole and exclusive discretion, to be allocated in an equal share per capita, to the Account of each Participant who is also a Nonhighly Compensated Employee.

          (e) RETIREMENT MATCHING CONTRIBUTIONS. For Plan Years ending prior to December 31, 2000, if the Participant elects on a form provided by the Committee that any portion of his Voluntary Savings Contributions for the Plan Year shall be allocated to a subaccount of the Participant's Account to help defray the Participant's post-retirement medical expenses, then the Company shall make a Retirement Matching Contribution to the Participant's Account at the time such allocation is made to the subaccount of the Participant's Account.
Retirement Matching Contributions shall be nonforfeitable when made.

          (f) PROFIT SHARING ALLOCATIONS. Any Participant, or in the case of paragraph (6) below, the estate of any Participant:

               (1) whose employment with the Company was terminated at any time during a fiscal year ending in or concurrently with a Plan Year;

               (2) who retires during a Plan Year and has elected to terminate participation in the Plan;

               (3) who retires during a Plan Year, but has a remaining interest under the Plan notwithstanding such retirement;

               (4) who is in receipt of benefits under the Long Term Disability Plan and who, in a Plan Year, exercises his right to transfer all units of the NOVA Stock Fund or other property held in his Annual NOVA Equity Account to such Participant's Account;

               (5) who is in receipt of benefits under the Long Term Disability Plan and who, in a Plan Year, does not exercise his right to transfer all of the NOVA Stock Fund, and after the Splitoff Effective Date, the NOVA Chemicals Stock Fund or other property held in his Annual NOVA Equity Account to such Participant's Account; or

               (6)  who has died during a Plan Year;

shall be entitled to receive a Profit Sharing Allocation for the Plan Year in which such Participant's service terminates for any of the above reasons, prorated for such Participant's Basic Annual Earnings during such year.

No such Participant shall be entitled to an allocation of Stock Purchase Incentive Contributions which otherwise would be payable on any Deferred Profit Sharing Contributions attributable to such Profit Sharing Allocation except for a Participant described in paragraphs (3) or (5) for whom the Company shall continue to make Stock Purchase Incentive Contributions. The Profit Sharing Allocation, and Stock Purchase Incentive Contributions in the case of a Participant described in paragraphs (3) or (5), shall be made notwithstanding that a withdrawal, or that the Participant's termination of employment, retirement or death occurs prior to the date the Profit Sharing Allocation or Stock Purchase Incentive Contributions are paid by the Company.

          (g) Notwithstanding Subsections 4.1(b) and 4.1(e) to the contrary, for the 1998 Plan Year, the Company may take two contributions of Profit Sharing Allocations, one for the portion of the Plan Year beginning on the first day of the Plan Year and ending on the Splitoff Effective Date, and the other for the portion of the Plan Year beginning on the day following the Splitoff Effective Date and ending on the last day of the Plan Year. If, however, the first contribution is zero because the allocable amount is not contributed to the Plan but is paid, instead, directly to Participants in accordance with Article I,
Section 1.57, then such payment shall be excluded when determining the Basic Annual Earnings for Participants. Each such contribution to the Plan shall be allocated in accordance with Participants' elections and may be expressed as a percentage of Basic Annual Earnings attributable to each such portion of the 1998 Plan Year.

     4.2  VOLUNTARY SAVINGS CONTRIBUTIONS.

          The following provisions apply to each Employee who is a Participant with respect to the Voluntary Savings Contribution feature of the Plan as provided in Article III.

          (a) Each Participant who is participating in the Plan shall be eligible to make Voluntary Savings Contributions to the Plan by biweekly payroll deductions and, effective April 15, 1999, by a deduction from a severance payment with respect to any Voluntary Savings Contributions that are attributable to severance pay.

          (b) Voluntary Savings (Pre-Tax) Contributions shall be treated as Pre-Tax, salary reduction contributions by Participants under Code section 401(k) and regulations, thereunder. Voluntary Savings (Post-Tax) Contributions shall be treated as after-tax employee contributions by Participants under Code section 401(m) and regulations thereunder.

     4.3  LIMIT ON PRE-TAX CONTRIBUTIONS.

          (a) ELECTIVE DEFERRALS. In no event shall the total contributions that constitute elective deferrals within the meaning of Code section 402(g)(3) exceed, in the case of any Participant, $7,000 ($11,000 beginning in 2002) multiplied by the Adjustment Factor in any calendar year. Elective deferrals shall include Voluntary Savings (Pre-Tax) Contributions and Deferred Profit Sharing (Pre-Tax) Contributions elected to be paid into the Plan (as opposed to taken currently as additional compensation). Any Deferred Profit Sharing Contributions that may not be made as Pre-Tax contributions because of the dollar limitation described above shall be made as Deferred Profit Sharing (Post-Tax) Contributions.

          (b) EXCESS DEFERRALS. If, during a calendar year, a Participant participates in the Plan and one or more other plans with qualified cash or deferred or other arrangements described in Code sections 401(k), 408(k)(6) or 403(b), and the Participant's elective deferrals under all such plans (including the Plan) exceed $7,000 ($11,000 beginning in 2002), multiplied by the Adjustment Factor, the following rule shall apply: If a Participant has Excess Deferrals, but notifies the Committee no later than March 1 following the close of the taxable year to which such excess relates that any portion of his Contributions constitutes Excess Deferrals, the Committee shall direct that such excess amount, plus any income and minus any loss allocable to the excess, shall be distributed to the Participant no later than the next following April 15.

          (c) ACTUAL DEFERRAL PERCENTAGE TEST. Any portion of Contributions that constitute Excess Contributions shall be distributed to Highly Compensated Employees as provided in Subsection 4.3(d) below to the extent necessary to satisfy one of the deferral percentage tests described below:

               (1) the Average Deferral Percentage of the Highly Compensated Employee Group is not more than the product of 1.25 and the Average Deferral Percentage of the Nonhighly Compensated Employee Group for the current Plan Year.

               (2) the Average Deferral Percentage of the Highly Compensated Employee Group for the current Plan Year is not more than the lesser of:

                    (A) 200 percent of the Average Deferral Percentage of the Nonhighly Compensated Employee Group for the current Plan Year, or

                    (B) the Average Deferral Percentage of the Nonhighly Compensated Employee Group for the current Plan Year plus two percentage points.

          (d) RETURN OF EXCESS CONTRIBUTIONS. Excess Contributions (and income thereon) shall be distributed to the appropriate Highly Compensated Employees as soon as administratively feasible after the close of the Plan Year in which such Excess Contributions arise and, in any event, within twelve (12) months after the close of such Plan Year. Excess Contributions shall be treated as Annual Additions, whether or not distributed. In addition, the following rules shall apply:

               (1) the income or loss allocable to such Excess Contributions shall be determined pursuant to procedures established by the Committee consistent with applicable regulations promulgated by the U.S. Secretary of the Treasury. The Committee shall maintain sufficient records to demonstrate compliance with the deferral percentage test;

               (2) excess Contributions shall be distributed from the Participant's Deferral Account as follows:

                    (A) calculate the dollar amount of Excess Contributions for each Highly Compensated Employee consistent with the provisions of Code section 401(k)(8)(B);

                    (B) add the dollar amounts calculated in Subparagraph (A) above to arrive at the total dollar amount of the Excess Contribution for the Plan Year, and distribute such total amount in accordance with subparagraphs (C)
- (E) below;

                    (C) the Deferral Account of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals for the Plan Year shall be reduced by the dollar amount required to cause such Highly Compensated Employee's Elective Deferrals for the Plan Year to equal the dollar amount of the Elective Deferrals of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals. Such reduction amount shall be distributed from the Deferral Account of the Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed pursuant to this subparagraph (C ) would equal the total Excess Contributions as determined pursuant to subparagraph (B) above, then the lesser reduction amount shall be distributed from such Highly Compensated Employee's Deferral Account;

                    (D) if the total amount distributed in subparagraph (C) is less than the total Excess Contributions determined pursuant to subparagraph (B) above, then the reduction and distribution process in subparagraph (C) above shall be repeated;

                    (E) no distribution of Excess Contributions (plus income) shall be made to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher amount of Elective Deferrals;

                    (F) any reduction in the amount of Elective Deferrals to be made on behalf of a Participant or any distribution of Excess Contributions under this Paragraph 2 will also be effective for purposes of determining the amount of Matching Contributions, if any, allocated to such Participant under
Article 4.4;

               (3) the Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferrals described in Code section 402(g)(3)(A) or qualified nonelective contributions described in Code section 401(m)(4)(C) allocated on his behalf under two or more plans or arrangements described in Code section 401(k) that are maintained by the Company or any other Affiliated Company shall be determined as if all such deferrals and contributions were made under a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to regulations under Code section 401(k); and

               (4) the Committee may prescribe such rules as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to defer (rather than take as current compensation) and the timing of such an election. These rules may prescribe a maximum percentage of Basic Biweekly Earnings or Basic Annual Earnings that may be deferred, or may provide that the maximum percentage of Basic Biweekly Earnings or Basic Annual Earnings that a Participant may defer shall be a lower percentage above a certain dollar amount of such Earnings than the maximum deferral percentage below that dollar amount of such Earnings. These rules shall apply to all Participants eligible to make such elections except to the extent that the Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.

     4.4  LIMIT ON POST-TAX CONTRIBUTIONS.

          (a) ACTUAL CONTRIBUTION PERCENTAGE TEST. Any portion of Contributions that constitute Excess Aggregate Contributions shall be distributed to Highly Compensated Employees as provided in Subsection 4.4(b) below to the extent necessary to satisfy one of the contribution percentage tests described below:

               (1) the Average Contribution Percentage of the Highly Compensated Employee Group is not more than the product of 1.25 and the Average Contribution Percentage of the Nonhighly Compensated Employee Group for the current Plan Year;

               (2) the Average Contribution Percentage of the Highly Compensated Employee Group for the current Plan Year is not more than the lesser of:

                    (A) 200 percent of the Average Contribution Percentage of the Nonhighly Compensated Employee Group for the current Plan Year, or

                    (B) the Average Contribution Percentage of the Nonhighly Compensated Employee Group for the current Plan Year plus two percentage points.

          (b) In determining the Average Contribution Percentages, the Contribution Percentages of all "Qualified Employees" shall be taken into account. For this purpose, a Qualified Employee is any Employee who is directly or indirectly eligible under the Plan to receive an allocation of Matching Contributions, as provided in subsections 4.1 (a) and (b) for all or a portion of a Plan Year and includes:

               (1) an Employee who would be a Plan Participant but for the failure to make Elective Deferrals; and

               (2) an Employee whose eligibility to make Elective Deferrals has been suspended because of an election not to participate.

               In the case of a Qualified Employee who makes no elective deferrals, and thus receives no Matching Contributions and makes no Post-Tax Contributions, the Contribution Percentage that is to be included in determining the Average Contribution Percentage shall be zero.

          (c) RETURN OF EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions (and income thereon) shall be distributed to the appropriate Highly Compensated Employees as soon as administratively feasible after the close of the Plan Year in which such Excess Aggregate Contributions arise and, in any event, within twelve (12) months after the close of such Plan Year. Amounts that represent matching contributions within the meaning of Code section 401(m)(4), which for Plan Years beginning after 1989 shall include Stock Purchase Incentive Contributions and, for Plan Years ending on or before December 31, 2000, Retirement Matching Contributions, that may not be retained under the Plan under the foregoing sentence shall be distributed to the Participant on whose behalf such Contributions otherwise would have been made under the Plan notwithstanding any other provision of the Plan. Excess Aggregate Contributions shall be treated as Annual Additions, whether or not distributed. In addition, the following rules shall apply:

               (1) the income or loss allocable to such Excess Aggregate Contributions shall be determined pursuant to procedures established by the Committee consistent with applicable regulations promulgated by the U.S. Secretary of the Treasury. The Committee shall maintain sufficient records to demonstrate compliance with the contribution percentage test;

               (2) excess Contributions shall be distributed from the Participant's Matching Contribution Account as follows:

                    (A) calculate the dollar amount of Excess Aggregate Contributions for each Highly Compensated Employee consistent with the provisions of Code section 401(m)(6)(D);

                    (B) add the dollar amounts calculated in subparagraph (A) above to arrive at the total dollar amount of the Excess Aggregate Contribution for the Plan Year, and distribute such total amount in accordance with subparagraphs (C) - (E) below;

                    (C) the Matching Contribution Amount Account of the Highly Compensated Employee with the highest dollar amount of Matching Contribution for the Plan Year shall be reduced by the dollar amount required to cause such Highly Compensated Employee's Matching Contribution for the Plan Year to equal the dollar amount of the Matching Contribution of the Highly Compensated Employee with the next highest dollar amount of Matching Contribution. Such reduction amount shall be distributed from the Matching Contribution Account of the Highly Compensated Employee. However, if a lesser reduction, when added to the total dollar amount already distributed pursuant to this subparagraph (C) would equal the total Excess Aggregate Contributions as determined pursuant to subparagraph (B) above, then the lesser reduction amount shall be distributed from such Highly Compensated Employee's Matching Contribution;

                    (D) if the total amount distributed in subparagraph (C) is less than the total Excess Aggregate Contributions determined pursuant to subparagraph (B) above, then the reduction and distribution process in subparagraph (C) above shall be repeated;

                    (E) income or loss attributable to such Excess Aggregate Contributions shall be determined based on the income or loss in the Company Contribution

Account of Each Highly Compensated Employee to whom such Excess Aggregate Contributions are distributed (or from whose accounts such Excess Aggregate Contributions are forfeited) for the Plan Year for which the Excess Aggregate Contributions were made. Such income or loss shall be determined pursuant to procedures established by the Committee consistent with Code section 401(m)(6) and Treasury regulation section 1.401(m)-1(e)(3); and

                    (F) no distributions of Excess Aggregate Contributions (plus income) shall be made to any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher amount of Matching Contributions.

               (3) the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to participate in two or more plans maintained by the Company to which matching contributions (within the meaning of Code section 401(m)), employee after-tax contributions (within the meaning of Code section 401(m)) and salary deferrals described in Code section 402(g)(3)(A) may be made shall be aggregated for purposes of determining such Employee's Contribution Percentage.

     4.5  ROLLOVER CONTRIBUTIONS.

          (a) The Trustee shall be authorized to accept assets from an Employee who is, or will become, a Participant if the assets qualify as a rollover contribution within the meaning of Code sections 402(a)(5), 403(a)(4) or 408(d)(3). If so directed by the Committee, the Trustee also shall be authorized to accept assets being held on behalf of a Participant or Employee that are transferred directly to the Trustee by the trustee of another trust of a plan qualified under Code section 401(a).

          (b) A Participant's Rollover Contributions or a trustee-to-trustee transfer from another plan shall be maintained as a subaccount of his Participant's Account and shall be fully vested when contributed or transferred. The amount in such subaccount shall be governed by the applicable provisions of Appendix A in addition to the provisions of the Plan.

ARTICLE V.  MAINTENANCE OF PARTICIPANT'S ACCOUNTS

     5.1 ACCOUNT. An Account shall be maintained for each Participant which shall record:

          (a) the Basic Savings Contributions, Matching Contributions, and Deferred Profit Sharing Contributions made by the Company to the Plan on behalf of the Participant;

          (b) the portion of such Contributions described in Subsection 5.1(a) designated by the Participant as Eligible Contributions and the number of shares of NOVA Locked Stock purchased with such Eligible Contributions which have been transferred to and held in one of the Participant's Annual NOVA Equity Accounts;

          (c) the portion of such Contributions described in Subsection 5.1(a) designated by the Participant as Ineligible Contributions and the number of shares of NOVA Unlocked Stock purchased with such Contributions and held in the Participant's Account;

          (d) the portion of such Contributions described in Subsection 5.1(a), if any, that are invested in other alternatives authorized by the Committee;

          (e)  the Participant's Voluntary Savings Contributions to the Plan;

          (f) the portion of such Contributions described in Subsection 5.1(e) designated by the Participant as Eligible Contributions and the number of shares of NOVA Locked Stock purchased with such Eligible Contributions which have been transferred to and held in one of the Participant's Annual NOVA Equity Accounts;

          (g) the portion of the such Contributions described in Subsection 5.1(e) designated by the Participant as Ineligible Contributions and the number of shares of NOVA Unlocked Stock purchased with such Contributions and held in the Participant's Account;

          (h) the portion of such Contributions described in Subsection 5.1(e), if any, that are invested in alternatives authorized by the Committee;

          (i) for Plan Years ending on or before December 31, 2000, the Contributions which the Participant designates to be allocated to a subaccount to help defray such Participant's retirement medical benefits and any Retirement Matching Contributions made by the Company on account of such allocation;

          (j) for Plan Years ending on or before December 31, 2000, the portion of Retirement Matching Contributions that are designated by the Participant as Ineligible Contributions and the number of shares of NOVA Unlocked Stock purchased with such Contributions and held in the Participant's Account;

          (k) for Plan Years ending on or before December 31, 2000, the portion of Retirement Matching Contributions, if any, that are invested in alternatives authorized by the Committee;

          (l) the portion of Rollover Contributions that are designated by the Participant as Ineligible Contributions and the number of shares of NOVA Unlocked Stock purchased with such Contributions and held in the Participant's Account;

          (m) the portion of Rollover Contributions made on behalf of a Participant, if any, that are invested in alternatives authorized by the Committee; and

          (n) interest earnings, dividends, capital gains and capital losses as they accrue from time to time on assets held for the Participant in respect of such Participant's Account.

     5.2 ANNUAL NOVA EQUITY ACCOUNT. A separate Participant's Annual NOVA Equity Account shall be established for each Participant for each Plan Year which shall record:

          (a) Stock Purchase Incentive Contributions paid to such Annual NOVA Equity Account by the Company on behalf of the Participant and the number of shares of NOVA Locked Stock purchased or acquired on behalf of the Participant with such Contributions;

          (b) the number of shares of NOVA Locked Stock purchased or acquired on behalf of the Participant from Eligible Contributions paid in such Plan Year or from amounts paid to such Annual NOVA Equity Account by way of dividends or distributions on or in respect of shares of NOVA Locked Stock held for the Participant in such Participant's Annual NOVA Equity Account;

          (c) property received by a Participant by way of dividends or distributions held or reinvested where applicable on or in respect of shares of NOVA Locked Stock in such Participant's Annual NOVA Equity Account; and

          (d) common shares of NOVA Chemicals Corporation stock received by a Participant by way of the exchange contemplated in connection with the Plan of Arrangement of NOVA Corporation as of the Splitoff Effective Date.

     5.3 ANNUAL TRANSCANADA EQUITY ACCOUNT. A separate Participant's Annual TransCanada Equity Account shall be established for each Participant with an interest in the Annual NOVA Equity Account for the Plan Year in which the Splitoff Effective Date shall occur, and which account shall record the number of common shares of TransCanada received by a Participant, if any, in exchange for common shares of NOVA Corporation in connection with the Plan of Arrangement of NOVA Corporation as of the Splitoff Effective Date.

     5.4  TYPES OF WITHDRAWAL OR TRANSFER BETWEEN ACCOUNTS.

          (a) No units of the NOVA Stock Fund (or any underlying, common shares in the capital stock of NOVA Corporation) or other property held in a Participant's Annual NOVA Equity Account for a single Plan Year may be withdrawn from the Plan or be transferred to the Participant's Account except in the manner and in the circumstances provided in Sections 9.4, 9.5 and 9.7 below and in Article IX. Subject to such restriction on withdrawal and transfer, all voting and other rights associated with beneficial ownership of shares of NOVA Locked Stock and other property held in a Participant's Annual NOVA Equity Account shall be exercisable by the Participant.

          (b) No units of the NOVA Chemicals Stock Fund (or any underlying common shares in the capital stock of NOVA Chemicals Corporation) or other property held in a Participant's annual NOVA Equity Account for any Plan Year beginning with the year in which the Splitoff Effective Date shall occur, and each subsequent year, may be withdrawn from the Plan or be transferred to the Participant's Account except in the manner and in the circumstances provided in Subsection (c) of this Section 5.4, Sections 5.5, 5.6 and 5.8 below and in
Article IX. Subject to such restriction on withdrawal and transfer, all voting and other rights associated with beneficial ownership of shares of NOVA Locked Stock and other property held in a Participant's Annual NOVA Equity Account shall be exercisable by the Participant.

          (c) Notwithstanding the foregoing to the contrary, all units of the NOVA Chemicals Stock Fund credited to Participants' NOVA Equity Accounts in exchange for shares of the NOVA Stock Fund shall be transferred to each Participant's Account as soon as practicable following the Splitoff Effective Date, without being subject to the requirements of Sections 5.5 and 5.8.

          (d) No units of the TransCanada Stock fund (or any underlying common shares in the capital stock of TransCanada PipeLines Limited) or other property held in a Participant's Annual TransCanada Equity Account for any Plan Year beginning with the Plan Year in which the Splitoff Effective Date shall occur may be withdrawn from the Plan or be transferred to the Participant's Account except in the manner and in the circumstances provided in Article IX. Subject to such restriction on withdrawal and transfer, all voting and other rights associated with beneficial ownership of TransCanada Stock and other property held in a Participant's Annual TransCanada Equity Account shall be exercisable by the Participant.

     5.5 REQUIRED HOLDING PERIOD. All units of the NOVA Stock Fund and, after the Splitoff Effective Date, all units of NOVA Chemicals Stock Fund, and other property held in the Participant's Annual NOVA Equity Account for a single Plan Year shall be transferred promptly to the Participant's Account on January 2 (or the next business day) of the second year following the end of the Plan Year for which such Participant's Annual NOVA Equity Account was established.

     5.6 DISABILITY. A Participant who is in receipt of benefits under the Long Term Disability Plan may once, upon submitting a Notice, cause to be transferred to his Participant's Account all of the units of the NOVA Stock Fund, and, after the Splitoff Effective Date, all of the units of NOVA Chemicals Stock Fund, and other property held in the Participant's Annual NOVA Equity Accounts and thereafter to be no longer subject to the requirements of Sections 5.4, 5.5 and
5.8 of this Article V in respect of units of the NOVA Stock Fund, and, after the Splitoff Effective Date, units of NOVA Chemicals Stock Fund and other property held in such Annual NOVA Equity Accounts. Such Participant shall not be entitled to receive an allocation of Stock Purchase Incentive Contributions with respect to any Deferred Profit Sharing Contributions that are attributable to a Profit Sharing Allocation made after the close of the Plan Year in which the Participant elects to have such assets transferred.

     5.7 TAKEOVER OR ISSUER BID. In the event that there is a takeover bid or issuer bid (each as defined in applicable Canadian or United States securities laws) for any outstanding common shares in the capital stock of NOVA Corporation and, after the Splitoff Effective Date, the capital stock of NOVA Chemicals Corporation or TransCanada PipeLines Limited, or an offer or proposal to engage in any transaction whereby such person could acquire control of or a significant interest in NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as applicable, in which holders of common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as applicable, are entitled or encouraged to participate (collectively a "Bid"), a Participant may respond to such Bid in accordance with the following provisions:

          (a) each Participant shall be given the opportunity, proportionate to his interest in the NOVA Stock Fund, NOVA Chemicals Stock Fund or the TransCanada Stock Fund, as applicable, to direct the Trustee in writing as to the manner in which to respond to such Bid, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company, to NOVA Chemicals Corporation or to TransCanada PipeLines Limited the instructions of any Participant. The Committee shall utilize its best efforts to distribute or cause to be distributed to each Participant in a timely manner such information as shall be distributed to shareholders of NOVA Corporation, NOVA Chemicals Corporation, or TransCanada PipeLines Limited, as appropriate, in connection with any such Bid, together with a form addressed to the Trustee requesting confidential instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as applicable, with respect to which such Participant has the right of direction, and the Trustee shall have no discretion in such matter; and

          (b) any common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as appropriate, held by the Trustee pending allocation to Participants' Accounts shall be tendered or exchanged (or not tendered or exchanged) by the Trustee in the same proportion as such shares with respect to which

Participants have been given the opportunity to direct the Trustee pursuant to Subsection 5.7(a) above are tendered or exchanged, and the Trustee shall have no discretion in such matter.

     5.8  INVESTMENT IN NOVA STOCK.

          (a) Effective June 1, 1998, when a Participant elects to direct the investment of Contributions and amounts earned in respect thereof under the Plan in the NOVA Stock Fund or, after the Splitoff Effective Date, the NOVA Chemicals Stock Fund, in accordance with Article VI and as a result thereof a Participant's Annual NOVA Equity Account is established, a Participant shall, by executing the Notice containing such direction, be deemed to agree to the restrictions contained in Sections 5.4, 5.5, 5.6 and 5.7 above.

          (b) A Participant who directs any Contributions or other assets held under the Plan for the Participant to be invested in the NOVA Stock Fund shall be deemed to consent to the Trustee's participation in the DRSPP. The Trustee shall, with respect to all-common shares in capital stock of NOVA Corporation held as assets of the NOVA Stock Fund participate in the DRSPP. Any amounts received or realized on the disposition of property and any dividends or other cash distribution in respect of the NOVA Stock Fund will be reinvested in the capital stock of NOVA Corporation under the DRSPP up to the Splitoff Effective Date, except that the property received in connection with the Plan of Arrangement of NOVA Corporation and TransCanada PipeLines Limited (each share of the common stock of NOVA Corporation shall be equal to .52 shares of the common stock of TransCanada PipeLines Limited, which will then be exchanged for 0.2 of a NOVA Chemicals Corporation common share and one TransCanada PipeLines Limited common share) shall not be reinvested except as provided in Subsection 5.8(c) and (d).

          (c) Any amounts received or realized on the disposition of property and any dividends or other cash distribution in respect to the NOVA Stock Fund, and after the Splitoff Effective Date, the NOVA Chemicals Stock Fund will be reinvested in the capital stock of NOVA Chemicals Corporation on and after the Splitoff Effective Date.

          (d) Any amounts received or realized on the disposition of property, and any dividends or other cash distribution in respect of the TransCanada Stock Fund will be invested in the various investment categories set forth in Article VI, Section 6.2 allocated in the same proportion as a Participant directs in Article VI, Section 6.3.

     5.9 VOTING NOVA STOCK. Effective June 1, 1998, each Participant shall be given the opportunity to instruct the Trustee as to how to vote common shares (including fractional shares) in the capital stock of NOVA Corporation and, after the Splitoff Effective Date, the capital stock of each of NOVA Chemicals Corporation and TransCanada PipeLines Limited proportionate to such Participant's interest in the NOVA Stock Fund, the NOVA Chemicals Stock Fund and the TransCanada Stock Fund, as appropriate, relative to the interests of all other Participants determined on the date immediately preceding the record date for the meeting of shareholders of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, whichever shall apply. The Trustee shall not divulge to the Company, NOVA Chemicals Corporation or TransCanada PipeLines Limited the instructions of any Participant.

          (a) Each Participant entitled to direct such voting shall be notified by the Committee (or NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as appropriate, pursuant to each such corporation's normal communications with shareholders) of each occasion for the exercise of these voting rights within a reasonable time (but not less than the time period that may be required by any applicable state or federal law) before these rights are to be exercised. The notification shall include information distributed by NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, as appropriate, to other shareholders regarding the exercise of such rights.

          (b) A Participant shall be entitled to direct the voting of fractional shares. However, the Committee may, to the extent possible, direct the Trustee to vote the combined fractional shares so as to reflect the aggregate directions of all Participants giving directions with respect to fractional shares.

          (c) If a Participant fails to direct the Trustee, in whole or in part, as to the exercise of voting rights described in this Section 5.9, such rights shall be exercised by the Trustee in the same proportion as the number of common shares in the capital stock of NOVA Corporation, and, after the Splitoff Effective Date, either NOVA Chemicals Corporation or TransCanada PipeLines Limited, as applicable, for which the Trustee has received direction in such matter (E.G., to vote for, against or abstain from voting on a proposal, or to grant or withhold authority to vote for a director or directors), and the Trustee shall have no discretion in such matter.

          (d) Neither the Committee nor the Trustee shall make any recommendation to any Participant regarding the exercise of the Participant's voting rights nor shall the Committee or Trustee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

ARTICLE VI.  INVESTMENT

     6.1  DEPOSITS.

          (a) All Contributions made by the Company in respect of a Participant shall be deposited with the Trustee:

               (1) in the case of Stock Purchase Incentive Contributions, in the Participant's relevant Annual NOVA Equity Account as soon as practicable on or after the date of investment of Eligible Contributions in shares of NOVA Locked Stock; and

               (2) otherwise in the Participant's Account; for investment by the Trustee as soon as is reasonable (or in the case of Contributions for Insiders where the Contributions are directed to be invested in the NOVA Stock Fund, and, after the Splitoff Effective Date, the NOVA Chemicals Stock Fund, as soon as reasonable, but not sooner than the 15th day after the receipt by the Trustee of a valid instruction or Notice from the Insider with respect to such investment). Pending investment in the NOVA Stock Fund, the NOVA Chemicals Stock Fund or one of the other investment alternatives available under the Plan, the Trustee shall invest such Contributions in short-term interest bearing investments. Any shares of the NOVA Stock Fund or the NOVA Chemicals Stock Fund purchased from Contributions paid in a Plan Year and directed by a Participant to be invested in the NOVA Stock Fund or the NOVA Chemicals Stock Fund (other than NOVA Unlocked Stock which shall be deposited in the Participant's Account) shall be initially deposited and thereafter held in the Participant's Annual NOVA Equity Account for that Plan Year subject to the provisions of Article V. All other investments shall be deposited and thereafter held in the Participant's Account.

          (b) Interest earned on Contributions held pending investment instructions shall be allocated no later than the last day of each Plan Year to the Participants of record on that date pro rata on the basis of each Participant's share of the Total Value of the Trust Fund on that date.

     6.2 INVESTMENT FUNDS. Trust Funds shall be invested only in one or more of the following categories:

          (a)  the NOVA Stock Fund, but not after the Splitoff Effective Date;

          (b) the NOVA Chemicals Stock fund, but only after the Splitoff Effective date;

          (c) the TransCanada Stock Fund, but only in connection with and to the extent of the exchange of shares in the NOVA Stock Fund as of the Splitoff Effective Date; and

          (d) other investment alternatives as may be specified by the Committee from time to time including such investments as may be transferred to the Trustee on behalf of a Participant from the trustee of another plan qualified under Code section 401(a), including such plan of an entity that is associated or affiliated with, or a subsidiary of, the Company, subject to the following rules:

               (1) investment is authorized in any collective investment fund, including common and group trust funds that consist exclusively of assets of pension and profit sharing trusts and individual retirement trust accounts qualified and tax exempt under the Code. The assets so invested shall be subject to the provisions of the instruments (as they may be amended) establishing and governing such funds, which are incorporated herein and made a part of the Plan; and

               (2) investment in securities shall be limited to those readily tradable on an established market and to the extent authorized by the Committee.

     6.3 INVESTMENT OF A PARTICIPANT'S ACCOUNT. Subject to the provisions of the Plan, including Section 6.1 above, upon becoming a Participant, each Participant shall direct the allocation of the funds in his Participant's Account to the various investment categories set out in Section 6.2 above. Such allocation shall remain in effect until a Notice from the Participant as to a change in allocation is received by the Committee in accordance with Section 6.4 below.

     6.4 CHANGING ALLOCATIONS AND AUTHORIZATIONS. Subject to the limitations and restrictions contained elsewhere in this Plan, a Participant may by and after submitting a Notice to the Committee:

          (a) beginning June 1, 1998, each business day, change the allocation amongst the investment categories for the Trust Fund within the Participant's Account to the maximum of the Total Value of the Participant's Account on the applicable Other Events Effective Date;

          (b) beginning June 1, 1998, each business day, change the allocation amongst the investment categories as to any future Contributions thereafter payable to the Participant's Account;

          (c) once per month increase or decrease the rate of his Voluntary Savings Contributions thereafter payable to the Participant's Account; and

          (d) suspend his Voluntary Savings Contributions thereafter payable to the Participant's Account for the remainder of the Plan Year.

Such allocations, authorizations and decisions shall remain in effect until submission of a Notice from the Participant specifying a change in allocation, authorization and decision is received by the Committee in the manner prescribed in this Section 6.4 and becomes effective. Beginning June 1, 1998, investment allocations, authorizations and decisions may be made by telephonic, electronic or other means acceptable to the Trustee and authorized by the Committee, and shall remain in effect until changed or revoked in a manner acceptable to the Trustee and authorized by the Committee. In the event a Participant wishes to change the allocation amongst the investment categories to no longer invest in the NOVA Stock Fund or the NOVA Chemicals Stock Fund, and therefore instructs the Trustee on behalf of the Participant to redeem all of the units of the NOVA Stock Fund or the NOVA Chemicals Stock Fund held in such Participant's Account as of the Other Events Effective Date, such instructions shall be deemed to include an instruction to reallocate earnings attributable to the underlying assets of such fund received by the Trustee after the applicable Other Events Effective Date.

     6.5 VALUATION OF ASSETS. As of each business day and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust Fund on the basis of fair market values. As soon as is practicable after receipt of the valuations, the Committee shall determine the Total Value of each Participant's Account or Annual NOVA Equity Account and TransCanada Account, if any.

ARTICLE VII.  VESTING

     7.1 ACCOUNT. A Participant's Account shall be vested at all times in the Participant.

     7.2 NOVA EQUITY ACCOUNT. All Contributions made by the Company on behalf of a Participant to a Participant's Account or a Participant's Annual NOVA Equity Account or made by the Participant to the Participant's Account shall vest in the Participant on the date upon which such Contribution is made.

     7.3 EARNINGS. All interest earnings, dividends, capital gains and capital losses received or realized by the Trustee, and arising from Contributions by the Company to a Participant's Account or to a Participant 's Annual NOVA Equity Account, or by a Participant to the Participant's Account shall vest in the Participant on the date on which such interest earnings, dividends, capital gains and capital losses are allocated to a Participant's Account or Participant's Annual NOVA Equity Account, which allocation shall occur daily.

     7.4 ALLOCATION. For greater certainty, the Trustee shall allocate in respect of each Plan Year to the Participant's Account (to the extent not otherwise allocated or paid to the Participant in the Plan Year):

          (a)  all Contributions made by the Company during the Plan Year;

          (b)  all earnings realized by the Plan during the Plan Year; and

          (c) all capital gains and losses (if any) realized by the Plan during the Plan Year.

     7.5 DECREASES. Vesting is not a guarantee or assurance that the Total Value in the Participant's Account or Participant's Annual NOVA Equity Account will not be decreased.


                                       VII-1

ARTICLE VIII.  ASSIGNMENT

     8.1  NO ASSIGNMENT.

          (a) Except as provided in this Subsection 8.1(a), the interest of any Participant, beneficiary or alternate payee in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation or transfer. Each Participant, beneficiary or alternate payee shall be prohibited from anticipating, encumbering assigning or in any manner alienating his interest under the Trust Fund, and shall be without power to do so, except as may otherwise be provided for in this Plan or in the Trust Agreement. Except as provided pursuant to a Qualified Domestic Relations Order, Section 8.3 herein, or as permitted by
Section 401(a)(13)(c) of the Code, no benefit payable under the provisions of this Plan shall be subject to a Participant's debts, liabilities or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant, beneficiary or alternate payee shall be free from all claims, liabilities, bankruptcy proceedings or other legal process now or hereafter incurred or arising, and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant, beneficiary or alternate payee.

          (b)  Any action which a person may attempt to take contrary to this
Section VIII shall be void, and the Company, the Committee, the Trustee and all Participants, their beneficiaries and alternate payees may disregard that action and shall not be bound in any manner thereby. They, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding, or of acting in disregard of, that action.

          (c) The preceding provisions of this Article VIII shall be interpreted and applied by the Committee in accordance with the requirements of Code section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

     8.2 QUALIFIED DOMESTIC RELATIONS ORDERS. Benefits shall be paid to an alternate payee (as defined in Code section 414(p)(8)) if such payment is required pursuant to a QDRO. If the Plan receives a domestic relations order, the Committee or its delegate shall promptly notify the Participant and any alternate payee (I.E., spouse, former spouse, child or other dependent of a


                                       VIII-1

Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant) of the receipt of such order and the Plan's procedures for determining the qualified status of such orders. Within a reasonable period of time after receipt of such order, the Committee shall determine whether such order is a QDRO and notify the Participant and each alternate payee of such determination. In determining the qualified status of a domestic relations order and in administering distributions under such qualified orders, the Committee shall follow the following procedures:

          (a) when the Plan receives a domestic relations order affecting Plan benefits, the Committee or its delegate shall promptly notify each person specified in the order as entitled to benefits under the Plan (using the address(es) included in the domestic relations order) of the Plan procedures as set forth herein (and as supplemented, if necessary, by Committee procedures);

          (b) the Plan shall permit an alternate payee to designate a representative for receipt of copies of notices that shall be sent to the alternate payee with respect to a domestic relations order;

          (c) the Committee shall review any domestic relations order to determine if it satisfies the requirements of a QDRO. In making such determination, the Committee may seek the advice of legal counsel to the Plan and may rely upon the legal opinion of such counsel in determining the qualified status of domestic relations orders and appropriate measures to resist or implement such orders. The Committee may, but need not, enter an appearance on behalf of the Plan in the domestic relations lawsuit, if any, and may pursue such legal remedies as may be desirable for resisting unqualified orders or in modifying proposed orders;

          (d) during any period in which the issue of whether a domestic relations order is a QDRO is being determined by the Committee, by a court of competent jurisdiction or otherwise, the Committee shall segregate in a separate account in the Plan or in an escrow account the amounts, if any, which would have been payable to the alternate payee during such period if the order had been determined to be a QDRO. If, within 18 months, it is determined that the order is not a QDRO, or the issue as to whether such order is a QDRO is not resolved, the Committee Shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that


                                       VIII-2
an order is a QDRO which is made after the close of the aforementioned 18-month period shall be applied prospectively only, should there be any undistributed benefits of the Participant to which the order related;

          (e) following the determination that a domestic relations order is a QDRO, the benefits due to an alternate payee under such QDRO shall be payable to such alternative payee in a lump sum as soon as practicable thereafter, regardless of the Participant's age or continued employment with the Company, and notwithstanding the limitations set forth in Subsection 9.1(a) of Article IX of the Plan; and

          (f) if the Committee or other fiduciary of the Plan acts in accordance with the foregoing procedures in treating a domestic relations order as being (or not being) a QDRO or taking action to segregate an account and ultimately make payment thereof in accordance with Subsection 8.2(d) above, the Plans' obligations to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such act.

     8.3 LOANS. The Committee may authorize a loan from the Trust Fund to a Participant pursuant to rules prescribed by the Committee. These rules shall be designed to insure that Participant loans satisfy the requirements of Code sections 4975(d)(1) and 72(p) and any other provision of law that is, or may become, applicable. The rules shall provide that:

          (a) loans shall be available to all Participants (and any person deemed a party-in-interest eligible to receive a loan under applicable regulations of the Department of Labor or as required by the Code), other than Participants who have terminated employment with the Company and Participants receiving Long-Term Disability, on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees in amounts greater than the amounts made available to other Employees. For this purpose, the rules prescribed by the Committee may restrict the amount of the loan to a percentage of the Participant's Account or use different percentages depending upon the amount of the loan, provided the percentages are applicable to all Participants. No loan shall be made to a Participant if the Participant has an outstanding loan under the Plan. In the event a Participant begins a leave of absence, without pay, that is one year or less, or any periodic payment is not made in full because of a temporary reduction in the amount payable to the Participant for a payroll period, the Committee may waive

                                       VIII-3
any payment on a loan during such leave of absence or may waive the full payment of the loan for such payroll period and reamortize the loan over its remaining term. This provision may only be utilized if there would be no loss of income/principal to Plan Accounts other than to the Account of the borrowing Participant. Further, this provision shall not be construed to extend the term of the loan beyond the time that is otherwise permitted under statute or regulation;

          (b) a loan shall bear a reasonable rate of interest to be fixed by the Committee taking into consideration the rates currently being charged by institutional lenders. The Committee shall not discriminate, but loans granted at different times may bear different rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions. Each loan shall bear interest at an effective annual percentage rate that is not less than the prime rate currently being charged by the Trustee in its banking business, provided that such rate does not violate any applicable usury laws;

          (c) a loan shall be secured by the Participant's Account, provided that not more than 50% of the value of such account shall be used to secure the loan. Such loan shall be treated as an investment of such Participant's Account;

          (d) in the event of default, the Company may offset the amount owed by the Participant against any amounts owed by the Company to the Participant, provided that the Participant's Account shall not be used to satisfy the loan obligation prior to the earlier of the Participant's termination of employment with the Company or an event resulting in a permissible distribution under the Plan;

          (e) the loan documents shall define the term over which the loan shall be repaid, which shall not exceed five (5) years, and such documents further shall provide that the loan shall be repayable in substantially level payments of principal and interest, with payments through monthly payroll deduction. A loan may be prepaid in whole or in part provided that the Participant shall be required to continue to make payments according to the initial schedule with respect to any remaining outstanding balance;


                                       VIII-4

          (f) in connection with the making of any loan to a Participant pursuant to the provisions of this Section 8.3, the Participant receiving such a loan may be required to execute such documents as may be required by the Committee and/or Trustee;

          (g) the amount of the loan, when added to the outstanding balance of all other loans from plans maintained by the Company or an Affiliated Company does not exceed the lesser of:

               (1) $50,000 (reduced by the highest outstanding balance of loans made under the Plan during the one-year period ending on the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made); or

               (2) one-half of the Total Value of the Participant's Account and the Annual NOVA Equity Accounts and the TransCanada Account, if any, determined as of a valuation date coincident with or immediately preceding the date on which the loan is approved, provided that in no event shall the maximum loan amount exceed the Total Value of the Participant's Account.

          (h) the decision as to whether or not any loan shall be made to a Participant under this Section 8.3 shall be made in the sole discretion of the Committee or its delegate, and the Participant shall have no contractual rights to obtain a loan hereunder;

          (i) if a Participant terminates employment with the Company or remains employed by CR&L after it is no longer an Affiliated Company, and at such time the Participant has an outstanding loan balance from the Plan, such loans shall continue in effect and the Participant shall make the required loan payments in accordance with the loan terms, provided that the loan shall become immediately due and payable in the event the Participant requests a distribution of his Participant's Account or in the event of a default in making required loan payments. On or after June 30, 1997 in the event of a default, foreclosure on the note evidencing the loan and attachment of the security shall occur when a distributable event occurs;

          (j) no loan shall be made to any shareholder-employee or owner-employee. For purposes of this Subsection 8.3(j), a shareholder-employee means an employee or officer of


                                       VIII-5
an electing small business (Subchapter S) corporation who owns (or is considered as owning) within the meaning of Code section 318(a)(1)) on any day during the taxable year of such corporation, more than 5% of the Company;

          (k)  except as permitted by the Committee and consistent with Code section 414(u)(4), a loan shall be in default if any payment is not received by the Trustee within ten (10) days of the date such payment is due. The Trustee shall not be required to declare a loan in default immediately on the passage of ten (10) days following the date that such payment is otherwise due. The Trustee shall be entitled to attempt to cure such last payment and to delay the declaration of default provided that such actions are prudent and would be consistent with the actions of other similar commercial lenders provided that such actions do not cause a loss of principal or income to any Participant's Account other than the Participant's Account for which the loan is not current. In the event of default, foreclosure on the note and attachment of the security for the loan shall occur at such time as the Participant's Account is distributable under the Plan. If a former Employee defaults on a loan from the Plan, such former Employee shall be deemed to have consented to the immediate distribution of his Participant's Account, including any balance remaining after foreclosure on the note and attachment of security. Any loss caused by nonpayment or other default on a Participant's loan obligation shall be borne solely by the Participant's Account;

          (l) the minimum amount of a loan under the Plan shall be one thousand dollars ($1,000);

          (m) the source of funds for each Participant's loan shall be those assets of the Trust Fund in the Participant's Account. The funds withdrawn as necessary to facilitate the loan to the Participant shall be made on a prorata basis from all investments in the Participant's Account other than the NOVA Stock Fund and, after the Splitoff Effective Date, the NOVA Chemicals Stock Fund and the TransCanada Stock Fund. Any non-restricted NOVA Stock Fund Units and, after the Splitoff Effective Date, nonrestricted NOVA Chemicals Stock Fund Units shall be redeemed only if all other assets in the Participant's Accounts are not sufficient to fund the loan. Such Shares shall be redeemed only if all other assets in the Participant's Account are not sufficient to fund the loan. A special Loan Fund shall be created for each Participant for whom a loan is approved by the


                                       VIII-6

Committee. The Loan Fund shall be treated as an earmarked investment of the Participant's Account. Such Loan Fund shall exist until such time as the loan has been fully repaid. Those funds representing repayment of interest and principal shall be invested according to the directions provided by the Participant for future contributions to the Plan; and

          (n) effective for Plan Years between January 1, 1994 and January 1, 2000, any Participant who, within the same Plan Year, applies for a loan, pays that loan off and applies for a subsequent loan within the same Plan Year will be charged a fee of $50 per each subsequent loan. For Plan Years effective after January 1, 2001 the Participant will incur all loan origination fees as an administrative cost of processing the loan.


                                       VIII-7

ARTICLE IX.  WITHDRAWALS AND DISTRIBUTIONS

     9.1  WITHDRAWALS.

          (a) For Plan Years beginning after 1986, except as authorized under a Prior Plan and subject to the provisions of Appendix A and as authorized under Subsections 9.1(c) and (d) below, no distributions or withdrawals shall be permitted earlier than the earliest of the date on which the Participant:

               (1)  attains age 59 1/2,

               (2)  terminates employment with the Company,

               (3)  retires,

               (4)  dies, or

               (5)  becomes disabled within the meaning of Code
section 72(m)(7).

          (b) Subject to the limitations in Subsection 9.1(a) above, a Participant may twice per calendar year and at the applicable Other Events Effective Date, upon submitting a Notice to the Committee, withdraw up to 100% of the Total Value of the assets in his Participant's Account at such time. In the event a Participant wishes to withdraw 100% of the Total Value of the assets in such Participant's Account, which assets include units of the NOVA Stock Fund to the Splitoff Effective Date and, after the Splitoff effective Date, units of the NOVA Chemicals Stock Fund and the TransCanada Stock Fund, such instructions shall be deemed to include an instruction to withdraw the Total Value of any assets received by the Trustee on behalf of the Participant in respect of any distribution or dividend attributable to the underlying assets of such fund after the applicable Other Events Effective Date, and such Total Value shall be determined as of the date of such distribution or dividend.

          (c) Notwithstanding Subsection 9.1(a), a Participant may, twice per calendar year and at the applicable Other Events Effective Dates, upon submitting a Notice to the Committee, withdraw up to 100% of the Total Value of the assets in such Participant's Account which are attributable to Voluntary Savings (Post-Tax) Contributions and Deferred Profit Sharing

(Post-Tax) Contributions. In order to fund a withdrawal, the Trustee first shall withdraw funds on a pro rata basis from all investments in the Participant's Account other than the NOVA Stock Fund, the NOVA Chemicals Stock Fund and the TransCanada Stock Fund. Units in the nonrestricted NOVA Stock Fund shall be redeemed to fund a withdrawal made before the Splitoff Effective Date only if all other assets in the Participant's Account are not sufficient to fund the withdrawal for withdrawals paid on or before the Splitoff Effective Date. A Participant shall have the option of receiving all or a part of his or her interest in the NOVA Stock Fund as cash or in common shares of the capital stock of NOVA Chemicals Corporation as authorized under
Section 9.2. After the Splitoff Effective Date, a Participant shall have the option of receiving all or a portion of his or her interest in the nonrestricted NOVA Chemicals Stock Fund or the TransCanada Stock Fund in cash or in common shares of the capital stock of NOVA Chemicals Corporation or TransCanada PipeLines Limited, whichever shall apply, as authorized under
Section 9.2.

          (d) Notwithstanding Article IX, on or after June 30, 1997, a Participant employed by CR&L who satisfies the criteria in Paragraphs (1) - (6) below may, upon submitting a Notice to the Committee, withdraw 100% of the Total Value of the Participant's Account and all of the Participant's Annual NOVA Equity Accounts, if any, following the disposition by the Company of its interest in CR&L, provided that all the following conditions are satisfied.

               (1) the Participant is employed by CR&L both before and after the effective date of its disposition, which is contingent upon receipt of approval pursuant to the Hart-Scott-Rodino Act;

               (2)  CR&L is acquired by an entity unrelated to the Company;

               (3) after its disposition, the Company continues to maintain the Plan, and the entity that acquires CR&L does not maintain the Plan;

               (4) the distribution to the Participant must be made in connection with the disposition of CR&L, and no later than December 31, 1998;

               (5) the distribution to the Participant is a lump sum distribution as described in Treasury Regulation Section 1.401(k) - 1(d)(5); and

               (6) the Participant's notice to withdraw is made after the Hart-Scott-Rodino approval of the disposition of CR&L is received.

     9.2 WITHDRAWAL OF STOCK. All Participants whose Participant's Account includes any units of the NOVA Stock Fund, the NOVA Chemicals Stock Fund or the TransCanada Stock Fund shall have the option of withdrawing all or a portion of such interest in common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, whichever is applicable. Failing any specification by the Participant to the contrary, a Participant shall be deemed to have elected to withdraw all such interests in common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation and TransCanada PipeLines Limited, as applicable.

     9.3 SALE OF STOCK TO FUND LOAN. In order to provide sufficient cash to pay the amount requested in a Notice submitted pursuant to Subsection 9.1(b) above specifying a withdrawal of cash, the Trustee may sell a portion or all of the common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation or TransCanada PipeLines Limited, whichever shall apply, underlying the Participant's interest in the NOVA Stock Fund, the NOVA Chemicals Stock Fund, or the TransCanada Stock Fund, as applicable, and/or an investment vehicle and/or the properties in the Participant's Account as so designated in the Notice submitted by the Participant.

     9.4 DEATH BEFORE RETIREMENT. If a Participant dies while an Employee of the Company, his participation in the Plan shall be terminated and, subject to
Section 9.2, at the option of the beneficiary, or if no beneficiary is specified, at the option of the estate of the Participant:

          (a) the Total Value of the Participant's Account and all of the Participant's Annual NOVA Equity Accounts, if any, as at the Death Valuation Date;

          (b) if the Participant's Account contained units of the NOVA Stock Fund, the NOVA Chemicals Stock Fund or the TransCanada Stock Fund, or if the Participant had one or more Annual NOVA Equity Accounts or TransCanada Equity Accounts, the common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation, or TransCanada PipeLines Limited, whichever shall apply, that are equivalent in value to the Participant's proportionate interest in the NOVA Stock Fund, the NOVA Chemicals Stock Fund or the TransCanada Stock

Fund held in the Participant's Account and any Participant's Annual NOVA Equity Accounts or TransCanada Equity Account or a portion thereof (as specified by the beneficiary or if no beneficiary has been specified, by the estate of the Participant) and the Total Value of all other assets held in the Participant's Account, TransCanada Equity Account and Annual Equity Account, if any, as at the Death Valuation Date, shall be paid and delivered by the Trustee to the beneficiary or estate of the Participant as previously designated by the Participant. The Profit Sharing Allocation shall only be payable with respect to Basic Annual Earnings paid during that portion of the Plan Year during which the Participant was alive; and

          (c) notwithstanding Subsections 9.4(a) or (b) above, if a Participant is married at the time of his death, the designation by the Participant of a person other than the current spouse as his beneficiary, shall not take effect (and no Total Value of the Participant's Account and all of the Participant's Annual NOVA Equity Accounts, if any, as at the Death Valuation Date shall be paid to such spouse) unless the spouse of the Participant consents in writing to such designation, and the spouse's consent acknowledges the effect of such designation and is witnessed by a Plan official or a notary, or it is established to the satisfaction of the Committee that such consent is not required because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the U.S. Secretary of the Treasury may prescribe by regulations.

     9.5 FORM OF BENEFIT. Subject to Section 9.6 below, when a Participant retires from employment with the Company in accordance with the terms of any retirement plan established by the Company, or when a Participant's employment by the Company is terminated whether involuntarily or otherwise, including termination in respect of a Departing Employee, his participation in the Plan shall be terminated and the Total Value of his Participant's Account and all of the Participant's Annual NOVA Equity Accounts and TransCanada Equity Account, if any, as at the Termination/Retirement Valuation Date shall be paid and delivered to the Participant by the Trustee in cash or share certificates as set out in
Section 9.2 upon the Participant submitting a Notice thereof to the Committee. Such payment or delivery shall occur within such reasonable time after the retirement or termination as is required by processing. Any Profit Sharing Allocation to which the Participant may be entitled after the Termination/Retirement Valuation Date will be paid as soon as is practicable to such Participant. Such Participant may not be entitled to receive any further Stock Purchase Incentive Contributions which otherwise would be payable on any Deferred Profit Sharing Contributions attributable to such Profit Sharing Allocation.

     9.6 REQUIRED DISTRIBUTIONS. Notwithstanding Section 9.5 above, if the Total Value of a Participant's Account, TransCanada Account and Annual NOVA Equity Accounts, if any, exceeds $5,000 ($3,500 for Plan Years prior to January 1, 1998) at such time as the Participant retires or otherwise terminates employment with the Company, the Participant may elect to defer distribution of his Plan benefit until the earlier of the date on which the Participant attains age 70.5 or the date on which the Participant gives Notice to the Committee that he wishes to have his Plan benefit distributed. All NOVA Corporation common shares, NOVA Chemicals Corporation common shares and other property will be transferred from the Participant's Annual NOVA Equity Accounts, and all TransCanada PipeLines Limited common shares and other property will be transferred from the Participant's TransCanada Equity Account, if any, to the Participant's Account as soon as possible after retirement or termination of employment. If a Participant elects to defer distribution of his Plan benefit, the Participant's Account shall be maintained in the Trust Fund until the earlier of the date on which the Participant attains age 70.5 or the date on which the Participant gives Notice to the Committee that he wishes to have his Plan benefit distributed. If a Participant who retires as described in Article IV, Subsection 4.1(e), Paragraph 3, elects to remain in the Plan, or if a Participant who is in receipt of benefits under the Long-Term Disability Plan does not elect to have NOVA Corporation common shares, NOVA Chemicals Corporation common shares, TransCanada PipeLines Limited common shares and other property transferred to his Participant's Account as described in Article IV, Subsection 4.1(e), Paragraph 5, such Participant shall continue to be eligible to receive Stock Purchase Incentive Contributions based on Contributions attributable to the Participant's Profit Sharing Allocation.

     9.7 Subject to Section 9.6 above, distribution of the Total Value of the Participant's Account and all of the Participant's Annual NOVA Equity Accounts, if any, shall be made in a lump sum no later than sixty (60) days after the close of the Plan Year which contains the later of:

          (a)  the Participant's Required Beginning Date, and

          (b) the date as of which the NOVA Chemicals Stock Fund and other property have been transferred from a Member's Annual NOVA Equity Accounts to the Participant's Account or all units of the TransCanada Stock Fund and other property have been transferred from the Participant's TransCanada Equity Account to the Participant's Account.

          Any Contributions allocated to a Participant's Account or Participant's Annual NOVA Equity Account after the applicable date specified in this Section 9.7 shall be distributed as soon as practicable following such allocation.

     9.8 DISTRIBUTIONS REQUIRING CONSENT. Effective on and after January 1, 1998, any distribution to a Participant whose benefit exceeds $5,000 shall require such Participant's consent if such distribution occurs prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

          (a) the Participant shall be informed of his right to defer a receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distributions of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Article IV;

          (b) notice of the rights specified under this subsection 9.8(b) shall be provided no less than thirty (30) days and no more than ninety (90) days before the first day on which all events have occurred which entitled a Participant to such benefit;

          (c) written consent of the Participant to the distribution must not be made before the Participant receives the Notice and must not be made more than ninety (90) days before the first day on which all events have occurred which entitled a Participant to such benefit; and

          (d) no consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

     9.9 NOTICE PERIOD. If the distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty
(30) days after the Notice required under Treasury Regulation Section 1.411(a) - 11(c) is given, provided that:

          (a) the Committee informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the Notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (b) the Participant, after receiving the Notice, affirmatively elects a distribution.

     9.10 DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Paragraph, a distributee may elect, at the time and in the, manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section 9.10, the following definitions shall apply:

          (a) an "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

               (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for the specified period of ten (10) years or more;

               (2) any distribution to the extent such distribution is required under Code section 401(a)(9);

               (3) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and

               (4) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

          (b) an "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(b), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

          (c) a "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse or former spouse who is the alternate payee under a QDRO, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse; and

          (d) a "Direct Rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     9.11 LOST PARTICIPANTS. If the Plan Administrator shall be unable to make payment within a reasonable time after any amount becomes due and payable from the Plan to a Participant, former Participant or beneficiary, because the identity or whereabouts of such person cannot be ascertained despite reasonable efforts to do so, the Plan Administrator may mail a notice by registered mail to the last known address of such person outlining the action to be taken. Unless such person makes written reply to the Plan Administrator within 60 days from the mailing of such notice, the Plan Administrator may direct that such amount and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate. Any benefits forfeited shall be applied to reduce future Company contributions to the Plan. However, in the event of the subsequent reappearance of the Participant, former Participant or beneficiary prior to the termination of the Plan, the benefit which was forfeited (but not any earnings attributable to such forfeiture) shall be reinstated in full.

          Reinstatement of any benefit forfeited under this Section 9.11 shall be made by the Company with an additional contribution to the Plan.

ARTICLE X.  THE COMMITTEE

          In order to provide for the orderly administration of the Plan, the Board shall appoint a committee composed of members of the Board and may include officers or directors of the Company (herein referred to as the "Committee"), which shall be structured in the manner and vested with such powers, authorities and discretions as described below:

     10.1 STRUCTURE.

          (a) The Committee shall annually elect a member of the Committee to be chairman.

          (b) The Committee shall annually appoint a secretary who shall maintain minutes and records of all proceedings and transactions of the Committee.

          (c) The Committee from time to time may fix its quorum for the transaction of any business at not less than a majority of its members (which minimum shall be the quorum until so fixed) and no business shall be transacted by the Committee except by resolution in writing signed by all members of the Committee or at a meeting of members at which a quorum is present in person or by means of telephone or other telecommunications device that permits all persons participating in the meeting to speak to and hear each other.

          (d) The Committee shall annually appoint a Savings Plan Committee as a subcommittee, the members of which shall not be limited to Committee members. This subcommittee shall oversee the administration of the Plan and shall have the right of subdelegation.

          (e) Except as limited herein or by the resolution of the Board, the Committee may regulate the procedures to be followed at its meetings.

     10.2 POWERS, AUTHORITIES AND DISCRETIONS.

          (a) GENERAL POWERS. The Committee shall be charged with the proper and orderly operation and administration of the Plan (other than the custody and management of Plan assets) in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan, subject to the limitations and conditions hereof.

          (b) SPECIFIC POWERS. Subject to the direction of the Board, the Committee shall have such powers and duties as are necessary to give effect to the purpose and intent of this Plan, including without limitations, the following specific powers and duties:

               (1) approval for filing and filing of such reports, returns and submissions as are required by all persons and bodies having competent jurisdiction over the Plan;

               (2) to make and enforce such rules and regulations as deemed necessary or proper for the efficient administration of the Plan;

               (3) to interpret the Plan and to decide any and all matters arising hereunder, including the right to interpret ambiguities, inconsistencies, or omissions;

               (4) to determine all questions related to participation in the Plan and the payment of benefits thereunder, including questions with regard to employment and matters of a factual nature such as date of birth and marital status, all such determinations shall be made in the sole and absolute discretion of the Committee as administrator for the Plan;

               (5) to compute the amount of benefits payable to any Participant, beneficiary, or spouse;

               (6) to prescribe procedures to be followed by Participants, beneficiaries, and spouses filing applications for benefits;

               (7) to prepare and distribute to Participants information explaining the Plan, as well as all items required under ERISA to be disclosed to Participants and their beneficiaries, or spouses;

               (8)  to authorize disbursements from the Trust Fund;

               (9) to request, receive, and review from the Trustee written accountings, and such other information as it may request, in accordance with the Trust Agreement;

               (10) to prepare and file with the U.S. Department of Labor, the Internal Revenue Service or any other agency as may be required by law, all reports, documents, or other information as may be required by law to be so filed;

               (11) to direct the Trustee to enter into a contract or contracts with an insurance company or companies to provide for the payment of the benefits provided under the Plan, if desired; and

               (12) to recommend changes to the Plan and any document or agreement written or entered into pursuant to the Plan.

          (c) RECORDS AND PROCEDURES. The Committee shall establish operating procedures and shall keep a record of its actions, as well as such books of account, records or other data necessary for the administration of the Plan as may be required by ERISA, the Code, or other applicable law.

          (d) AGENTS AND COUNSEL. The Committee may engage agents to assist it in its duties and may consult with and fully rely upon counsel (who may be counsel for the Company), accountants, consultants, specialists, and other persons as may be deemed necessary or desirable.

          (e) AUTHORITY TO ACT. The Committee may appoint one or more of its Employees, officers or agents to sign on its behalf any of its instructions, directions or notifications to the Trustee, accountant, or other interested parties who may conclusively rely thereon and upon the information contained therein.

          (f) DELEGATION OF POWERS. The Committee may delegate to its appointed assistants, representatives or agents, including a subcommittee, such powers, functions, duties, or responsibilities as are deemed appropriate.

          (g) BONDING. Except as otherwise required by ERISA, no bond or other security shall be required of the Committee.

          (h) ADMINISTRATIVE DISCRETION. It is intended that, in administering the Plan and interpreting its provisions (including making factual determinations), the Committee has the broadest possible discretion and the findings and determinations of the Committee be final, conclusive and binding on all Participants, Employees, beneficiaries, spouses or any one else claiming benefits under the Plan. In furtherance of the foregoing, the Committee shall have sole and absolute discretion and authority to determine all questions regarding an Employee's eligibility to participate in the Plan, as well as the Employee's eligibility for benefits, and the amount of benefits; to make any corrections or adjustments to arithmetical or accounting errors; to approve and enforce all loans; to factually determine the amount and manner of allocation and distribution of benefits; to determine whether a domestic relations order constitutes a qualified domestic relations order within the meaning of Code Section 414(p); and to correct any defects and reconcile any inconsistencies in carrying out the intention and purpose of the Plan.

     10.3 COMMITTEE OVERSIGHT OF THE TRUST FUND.

          (a) Subject to obtaining the advice and input of the Committee and subject to specific investment instructions received from Participants in accordance with the Plan, the Trustee shall have responsibility for the proper and orderly administration of the Trust Fund in accordance with the Plan, including all investment decisions affecting the Trust Fund.

          (b) The Committee shall cause the accounts of the Plan and Trust Fund to be audited annually by the auditor appointed in that regard by the Board.

          (c) The Committee shall recommend to the Board the appointment of auditors and trustees for the Plan and shall be responsible for the approval and payment of the fees and charges of such auditors and trustees. The Committee may appoint such other advisors and counsel as are necessary or deemed by the Committee to be advisable for the proper administration of the Plan. The Committee and the Board shall be entitled to rely conclusively upon all tables, evaluations, certifications, opinions and reports which shall be furnished by an accountant, legal counsel or other such professional person who shall be employed or engaged for such purposes.

          (d) The Committee shall annually cause to be prepared a report of the operation and administration of the Plan up to the end of the fiscal period covered by the auditor's report as well as the performance of the investments of the Trust Fund over the same period. The Board will consider and review the report and if the Board is satisfied with the contents thereof the Board will accept the report.

ARTICLE XI.  MANAGEMENT OF THE TRUST FUND

     11.1 ESTABLISHMENT OF THE TRUST FUND. To facilitate operation of the Plan, the Company shall enter into a Trust Agreement establishing a Trust Fund to provide for the holding and investing of the Contributions to the Plan by the Company and by Participants, together with the accretions thereto and the income derived therefrom. No Participant, Participant's estate or other person shall have any rights in or to any part of the principal or income of the Trust Fund or any part of the assets thereof, except when and to the extent expressly set out in the Plan.

     11.2 THIRD-PARTY TRUSTEE. The Trustee shall be in an arm's-length relationship with the Company and shall be appointed by the Company as Trustee for and on behalf of the Participants, with such rights, powers and authorities as are set forth in the Trust Agreement and any amendments or modifications thereof. The Trustee shall invest the Trust Fund in investments authorized by the Plan, but only on instructions received from Participants in accordance with the Plan.

     11.3 EXPENSES. All expenses reasonably incurred in connection with the administration of the Plan including, but not limited to, legal fees, accounting fees and consulting fees, shall be paid by the Trust, to the extent not paid by the Company. Except as noted below, all expenses reasonably incurred in connection with the Trust Fund including, but not limited to, fees of the Trustee, expenses incurred by the Trustee in managing and administering the Trust Fund and the assets thereof, taxes, governmental assessments and similar charges shall be paid by the Trust, to the extent not paid by the Company. Stock brokerage charges on the purchase and sale of common shares in the capital stock of NOVA Corporation, NOVA Chemicals Corporation and TransCanada PipeLine Limited, and gains and losses arising on the sale of such shares which are not otherwise required to be paid to or by a Participant under the Plan shall be paid by the Company. Such latter charges, gains and losses shall be reflected in the purchase price of any such shares purchased under the Plan.

     11.4 VALUATION OF THE TRUST FUND. The assets of the Trust Fund shall be valued at least monthly at their fair market value.

ARTICLE XII.  AMENDMENTS TO THE PLAN

     12.1 AMENDMENT OR TERMINATION. Subject to the provisions of this Article XII and to any requirements of applicable law including those pertaining to shareholder approval, the Board reserves the right to amend, suspend or terminate the Plan at any time. The Company delegates to the Board the right to amend the Plan at any time and is deemed to consent to any such amendment. No amendment, however, shall reduce any Participant's accrued benefits hereunder, revert any principal or income to the Company, divert any part of the Trust Fund for a purpose other than the exclusive benefit of the Participants and their beneficiaries or, except as permitted by law, eliminate an optional form of benefit with respect to benefits already accrued. Notwithstanding the foregoing, the Board may delegate to the Committee the responsibility for approval of administrative amendments to the Plan and, if such delegation occurs, the Committee will, on an annual basis, report such administrative amendments to the Board. The Committee may sub-delegate this responsibility for approval of administrative amendments to the Savings Plan Committee.

     12.2 PRESERVATION OF BENEFITS. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall deprive a Participant, a Participant's estate or a Participant's beneficiary otherwise entitled to the benefits thereunder, of any benefits that have accrued on or before the date of amendment, suspension or termination, except as permitted by law.

     12.3 CORRECTING ERRORS. The Committee may correct manifest errors and typographical or clerical mistakes in the text of the Plan and the proper officers of the Company may execute all such documents as may be necessary to correct such errors and mistakes. Any such documents shall be filed with the Trustee.

     12.4 EFFECT ON TRUSTEE. No amendment, change or modification shall be made in the Plan which shall, without the Trustee's written consent, alter the trust duties of the Trustee.

     12.5 MERGER. The Plan and its related Trust Fund shall not merge or consolidate with in whole or in part, or transfer its assets or liabilities to, any other plan or trust fund unless each affected Participant would receive a benefit immediately after the merger, consolidation or transfer


                                        XII-1

(if the Plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.


                                        XII-2

ARTICLE XIII.  LIMITATION ON ANNUAL ADDITIONS

     13.1 MAXIMUM ANNUAL ADDITIONS. The Annual Additions of a Participant shall not exceed the maximum permissible amount specified in Code section 415(c)(1).

     13.2 PARTICIPATION IN OTHER COMPANY PLANS.

          (a) If a Participant is also a Participant in another defined contribution plan qualified under Code section 401(a) and maintained by the Company, the aggregate Annual Additions of the Participant under the Plan and such other plan(s) shall not exceed the maximum permissible amount specified in Code section 415(c)(1). The Committee shall prescribe such rules as may be necessary or appropriate with respect to applying this limit to the respective plans involved so as to insure that the aggregate limit on Annual Additions is not exceeded.

          (b) Effective only for Plan Years beginning before January 1, 2000, if a Participant is also a participant in a defined benefit plan maintained by the Company, the sum of the defined contribution plan fraction (as defined in Code section 415(e)(3)) and the defined benefit plan fraction (as defined in Code section 415(c)(2)) shall not exceed 1.0. The Participant's benefit under such defined benefit plan shall be reduced, as necessary to satisfy the requirement of the preceding sentence.

     13.3 INCORPORATION BY REFERENCE OF CODE SECTION 415. In order to insure compliance with Code section 415, the Plan hereby incorporates said Code section by reference as though it were set out as part of this Plan. In applying Section 415 to the Plan, the Plan shall include each grandfather or transition rule provided by such section or any law amending such section, in order to allow the largest benefit otherwise payable hereunder, or under other plans maintained by the Company, to be paid.

     13.4 NO CONTRACTUAL RIGHT TO EXCESS CONTRIBUTIONS. If, in order to comply with the limitations of this Article XIII, it becomes necessary to reduce a Participant's account(s), to reduce or reallocate amounts previously allocated to such accounts or otherwise, such action(s) may be taken by the Committee and Trustee free of any contractual obligation to the Participant (or beneficiary) affected based on prior account balances or allocations.


                                        XIII-1

ARTICLE XIV.  APPLICATION FOR BENEFITS

     14.1 INFORMATION FROM PARTICIPANT. The Committee may require any person claiming benefits under the Plan to submit an application therefore, together with such documents and information as the Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Committee may permit, in its discretion, another person acting on the claimant's behalf to submit the application.

     14.2 CLAIMS.

          (a) Within ninety (90) days following receipt of an application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

          (b) In the case of a denial of the claimant's application, the written notice shall set forth:

               (1) the specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

               (2) a description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

               (3)  an explanation of the Plan's claim review procedure.

          (c) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 14.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

     14.3 APPEALS.

          (a) A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Committee.


                                        XIV-1

               (1) The appeal shall be made, in writing, within sixty-five (65) days after the date of notice of the decision with respect to the application.

               (2) If the application has neither been approved nor denied within the ninety-day period provided in Section 14.2 above, the appeal shall be made within sixty-five (65) days after the expiration of the ninety-day period.

          (b) The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

          (c) The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.

          (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant. If the Committee does not furnish the claimant its decision on review within the time specified in Subsection 14.3(c) above, the claim shall be deemed denied on review.


                                        XIV-2

ARTICLE XV.  TOP-HEAVY PROVISIONS

     15.1 EFFECT. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XVI shall supersede any conflicting provisions in the Plan.

     15.2 TOP-HEAVY PLAN. The Plan shall be Top-Heavy for any Plan Year if any of the following conditions exist:

          (a) the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

          (b) the Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60%; or

          (c) the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

     15.3 TOP-HEAVY DEFINITIONS. For purposes of this Article XIV, the following terms shall have the following meanings:

          (a) "Determination Date": With respect to any Plan Year, (1) the Determination Date shall be the last day of the preceding Plan Year, or (2) in the case of the first Plan year of the Plan, the last day of such Plan Year;

          (b) "Determination Period": The Plan Year containing the Determination Date and the four preceding Plan Years;

          (c) "Key Employee": Any Employee or former Employee (and the beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i) and the regulations thereunder, is or was:

               (1) an officer of the Company having an annual Compensation greater than 150% of the dollar limitation under Code section 415(c)(1)(A);

               (2) one of the ten (10) Employees having annual Compensation from the Company of more than the dollar limitation under Code section 415(c)(1)(A), and owning (or considered as owning) under Code section 318 the largest interest in the Company;

               (3)  a Five-Percent Owner of the Company; or

               (4) a 1% owner of the Company having annual Compensation from the Company of more than $150,000.

          (d) "Permissive Aggregation Group": The Required Aggregation Group of plans plus any other plan or plans of the Company that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410, and which are designated by the Company to constitute a Permissive Aggregation Group;

          (e)  "Required Aggregation Group":

               (1) each plan of the Company in which a Key Employee is a Participant or was a Participant at any time during the determination period (regardless of whether the Plan has terminated); and

               (2) any other qualified plan of the Company that enables a plan described in Paragraph (1) to meet the requirements of Code sections 401(a)(4) or 410.

          (f)  "Top-Heavy Ratio":

               (1) if the Company maintains one or more defined contribution plans (including any simplified employee pension) and the Company has not maintained any defined benefit plan that during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code section 416 and regulations thereunder. The numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contributions not actually made as of the Determination Date, but which are to be taken into account on that date under Code section 416 and regulations thereunder;

               (2) if the Company maintains one or more defined contribution plans (including any simplified employee pension) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with paragraph (1) above and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants determined in accordance with paragraph (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group is Top-Heavy (within the meaning of Code section 416(g)), the accrued benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and any Affiliated Company or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C);

               (3) for purposes of paragraphs (1) and (2) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code section 416 and regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year or who has not been credited with at least one
Hour of Service with the Company or any Affiliated Company maintaining the Plan at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account, shall be made in accordance with Code section 416 and regulations thereunder. Voluntary deductible contributions shall not be taken into account in computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year; and

               (4) for purposes of establishing the present value in order to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the interest rate that would be used as of the date of distribution by the Pension Benefit Guaranty Corporation to determine the present value of a lump-sum distribution on plan termination.

          (g) "Valuation Date": The date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

     15.4 EFFECT ON CODE SECTION 415 LIMITS. In any Plan Year beginning before January 1, 2000 in which the Plan is Top-Heavy, in applying the limitations of Code section 415, the denominator of the defined benefit fraction shall be computed using 100% of the dollar limitation instead of 125%, and the maximum aggregate amount used with respect to the denominator of the defined contribution fraction shall be computed by using 100% of the dollar limitation instead of 125%.

     15.5 TOP-HEAVY MINIMUM CONTRIBUTIONS. If the Plan is Top-Heavy in any Plan Year, the Contributions for such year for each "participant" (as defined for the purpose of providing mandatory minimum contributions under applicable regulations) who is not a Key Employee shall not be less than three percent (3%) of such participant's Compensation. If, however, the Plan does not enable a defined benefit plan to meet the requirements of Code sections 401(a)(4) or 410, the Contributions shall not exceed that percentage of each participant's Compensation which is equal to the highest percentage of Compensation at which Contributions are made for the Plan Year for any Key Employee under the Plan or if the Plan is part of an aggregated group, under any defined contribution plan in such group. Contributions attributable to a salary reduction or similar arrangement made by Employees other than Key Employees shall not be taken into account under this Section 15.5, while those made by Key Employees shall be taken into account.

ARTICLE XVI.  MISCELLANEOUS

     16.1 INTERPRETATION OF PLAN. The provisions of the Plan shall be interpreted in all cases in a manner consistent with the requirements of Code sections 401(a) and 401(k). The Committee shall have the sole discretion and authority to interpret the provisions of the Plan.

     16.2 PAYMENT OF BENEFITS. Any benefits payable under the Plan shall be paid or provided solely from the Trust Fund and neither the Company, any Affiliated Company, the Committee or the Trustee shall assume any responsibility for the sufficiency of the assets of the Trust Fund to provide the benefits payable hereunder.

     16.3 RETURN OF CONTRIBUTIONS. The Plan has been established for the exclusive benefit of the Participants and their beneficiaries and the Company shall have no right or title to, nor interest in, the Contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company except as follows:

          (a) In the case of a Contribution which is made by a mistake of fact, that Contribution shall be returned to the Company within one (1) year after such mistaken Contribution is made.

          (b) All Contributions to the Trust Fund are hereby conditioned on the Plan satisfying all requirements of Code section 401(a). If the Plan does not qualify, at the Company's written election, the Plan may be revoked and all such Contributions may be returned to the Company within one (1) year after the date on which the U.S. Internal Revenue Service denies the qualification of the Plan. Upon such revocation, the Plan and Trust Fund shall be terminated and wound up as the Company shall direct.

          (c) All Contributions to the Plan are conditioned on the deductibility of those Contributions under Code section 404. To the extent a deduction is disallowed, the Contribution shall be returned at the election of the Company to the Company within one (1) year after the disallowance.

     16.4 SALE OF STOCK TO A DISQUALIFIED PERSON. Acquisition or sale by the Plan of common shares in the capital stock of NOVA Chemicals Corporation from or to a "Disqualified Person," as


                                         XVI-1
defined in Code section 4975(e)(2), shall be at a price no less favorable to the Plan than the price determined under ERISA section 407(e)(1). No commission shall be charged to the Plan in connection with any such sale or acquisition.

     16.5 GOOD FAITH. Any action taken in good faith by the Committee in the exercise of authority conferred upon it by the Plan shall be conclusive and binding upon the Participants, their beneficiaries and alternate payees.
All discretionary powers conferred upon the Committee shall be absolute.

     16.6 FIDUCIARIES AND LIABILITY.

          (a) Except as provided in Part 4 of Title I of ERISA, neither the Company, the Board (or any member thereof) nor the Committee (or any member thereof) shall be subject to any liability with respect to his duties under the Plan unless he, she or it acts fraudulently or in bad faith.

          (b) Neither the Company, the Board (or any member thereof) nor the Committee (or any member thereof) shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

          (c) Neither the Company, the Board (or any member thereof), the Committee (or any member thereof), nor the Trustee shall be liable to the extent relief from liability is provided pursuant to ERISA Section 404(c). The Company, the Board (or any member thereof), the Committee (or any member thereof) and the Trustee intend to rely on ERISA Section 404(c) regulations to the maximum extent possible.

          (d) The Company does not intend to create additional fiduciary liability or to characterize actions or responsibilities as fiduciary in nature beyond that required by ERISA or other applicable law.

     16.7 INDEMNITY.

          (a) To the extent permitted by law, the Company hereby indemnifies each member of the Board and the Committee, and any other Employee of the Company with duties


                                         XVI-2
under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

          (b) The preceding right of indemnification shall be in addition to any other right to which the Board or Committee member or other person may be entitled as a matter of law or otherwise.

     16.8 ACTIONS SUBJECT TO LAW. Notwithstanding any other provision of the Plan, the Company may refrain from doing anything otherwise required herein which would or might, in the Company's opinion, be contrary to the law of any jurisdiction or any official directive or render the Company liable to any person otherwise than as provided or contemplated herein.

     16.9 PLAN NOT CONTRACT OF EMPLOYMENT. The Plan has been established and is maintained as a voluntary and unilateral undertaking of the Company, and shall not give or be deemed to give any Participant a right to continued employment and shall not interfere with the right of the Company to discharge or discipline any Participant at any time. Any benefit to which a Participant may be entitled hereunder shall be deemed for all purposes under the Plan, or otherwise, an additional benefit of being an Employee, but shall not be construed or interpreted as forming any part of the salary, Basic Annual Earnings or Basic Biweekly Earnings of a Participant. The Company expressly disavows the creation of any rights in Employees, beneficiaries or alternate payees or any obligations on the part of the Company or Committee, except as expressly provided herein.


                                         XVI-3

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officers thereunto duly authorized, as of this 22nd day of February, 2002.

                                       NOVA CHEMICALS INC.

                                       Michael F. Lee
                                       Vice President


                                         XVI-4

                                   APPENDIX A

     Rollover Contributions and trustee-to-trustee transfers, and earnings thereon, which are separately accounted for as described in Article IV, Section
4.5 ("Accrued Benefits") shall be governed by the following additional provisions:

     A. With respect to Accrued Benefits under the Savings Plan for Employees of Novacor Chemicals Inc. ("Novacor Prior Plan"), the following provisions shall apply:

          1. the Participant may withdraw all or a portion of the Accrued Benefit attributable to elective deferrals (within the meaning of Code section 401(m)(4)(B)) made under the Novacor Prior Plan and earnings accrued prior to 1989 provided the requested amount is not less than $300 and the Participant obtains the consent of the Committee, which shall be given only if the withdrawal is necessary in light of the immediate and heavy financial need of the Participant, the amount of the withdrawal does not exceed the Participant's need and funds are not reasonably available from the resources of the Participant. The existence of a financial hardship, and the amount necessary to meet that need, shall be determined according to written procedures applied in a uniform and nondiscriminatory manner, consistent with Treasury Regulation ss. 1.401(k)-l(d). Except as provided above, no withdrawals or distributions of elective deferrals shall be made earlier than the earlier of the date the
Participant:

               (a)  attains age 59-1/2;

               (b)  terminates employment with the Company;

               (c)  retires;

               (d)  dies; or

               (e)  incurs a disability.

In addition, distributions may be made on the occurrence of an event described in Code section 401(k)(2) and regulations thereunder. Such withdrawals may be made once each calendar quarter.

          2. the Participant may withdraw all or a portion of the Accrued Benefit attributable to employer contributions (other than elective deferrals) and Participant contributions, provided the requested amount is not less than $300, and provided the amount withdrawn has been held on behalf of the Participant under the Plan or the Novacor Prior Plan, or both, not less than two years. No more than one such withdrawal may be made during any calendar quarter. Such withdrawals shall be made first from assets attributable to employee after-tax contributions made prior to 1987, and then from the remaining portion of the Accrued Benefit attributable to employer contributions (other than elective deferrals) and Participant contributions.

     B. With respect to Accrued Benefits under the Alberta Gas Chemicals, Inc. Employees Thrift Plan ("AGCI Prior Plan") the following provisions shall apply:

          1. The Participant may elect to receive his Accrued Benefits in one or more of the following forms:

               (a)  a lump-sum payment in cash or property; or

               (b) payments over a period certain in monthly, quarterly, semiannual or annual cash installments after first having:

                    (i) segregated the Accrued Benefit in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or

                    (ii) purchased a nontransferable annuity contract providing for such payment.

Any distribution under this paragraph (b) shall be made over a term that does not exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and a designated beneficiary. The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall be determined under Code section 401(a)(9) and regulations thereunder. If the Participant dies after distribution has begun, the remainder of the Participant's benefit shall continue to be distributed at least as rapidly as under the method being used prior to the Participant's death. The beneficiary may elect a faster rate.

          2. The death benefit payable upon the Participant's death before his retirement or other termination of employment shall be paid at the election of the beneficiary in one of the following forms:

               (a)  a lump-sum payment in cash or in property; or

               (b) payments in monthly, quarterly, semiannual or annual cash installments as elected by the beneficiary over a term that does not exceed the life expectancy of the beneficiary. Prior to distribution, the portion of the Accrued Benefit to be distributed to a beneficiary in installments shall be segregated as provided in Section B, Paragraph b. The amount to be distributed each year beginning with distributions for the first Distribution Calendar Year shall be determined under Code section 401(a)(9) and regulations thereunder.

          3. Subject to the timing restriction described below, the Committee may direct the Trustee to distribute to any Participant or his beneficiary up to 50 percent of the Participant's Accrued Benefits in the case of proven financial necessity. Withdrawal shall be authorized in the event of the Participant's financial hardship resulting from accident to or sickness of the Participant or his dependents, or financial hardship resulting from establishing or preserving the home in which the Participant resides. Distribution paid under this Subsection B(3) shall be deemed to be made as of the first day of the Plan Year and the Participant's segregated account shall be reduced accordingly. No distribution under this Subsection B(3) shall be made unless the amount withdrawn has accumulated for at least two years or the Participant has completed a total of five years of participation in the AGO Prior Plan and the Plan.

          4. The Committee may direct the Trustee to distribute to any Participant all or any part of the Participant's Accrued Benefit attributable to contributions made by the Participant provided that such Participant's right to have Voluntary Savings (Post-Tax) Contributions or Deferred Profit Sharing (Post-Tax) Contributions made under the Plan is suspended for six months following the date of such withdrawal.

     C. With respect to Accrued Benefits under the Genesis Polymer 401(k) Plan ("Genesis Prior Plan"), the following provisions shall apply:

          1. If the Participant dies prior to his Annuity Starting Date, is survived by a spouse and has not made a Qualified Election within the Election Period, the Participant's Accrued Benefit shall be used to provide a Qualified Preretirement Survivor Annuity providing for payments over the life of the Participant's surviving spouse. If the Participant is alive on his Annuity Starting Date and does not make a Qualified Election within the Election Period, the Participant's Accrued Benefit shall be used to provide a Qualified Joint and Survivor Annuity providing payments over the life of the Participant and a survivor annuity for the Participant's spouse upon the Participant's death. The Participant shall designate on a form provided by the Committee the amount of the survivor annuity expressed as a percentage of the amount payable during the joint life of the Participant and his spouse. If the Participant fails to make an election, the percentage shall be 50%.

          2. If the Participant is unmarried on his Annuity Starting Date (or has certified that his spouse cannot be located) and does not make a Qualified Election within the Election Period, the Participant's Accrued Benefit shall be used to provide an annuity providing payments over the life of the Participant.

          3.   Within the "Applicable Notice Period," as set forth in Code section 417(a)(7) and defined below in paragraph 5(a), the Committee shall each provide Participant with a written explanation of the terms and conditions of the Qualified Preretirement Survivor Annuity and the Qualified Joint and Survivor Annuity; the Participant's right to make, and the effect of, an election to waive such annuity; the requirement for spousal consent to the election to waive such annuity; and the right to make, and the affect of, a revocation of an election to waive such annuities.

          4. If the Participant makes a Qualified Election during the Election Period, the Participant's Accrued Benefit may be distributed in one of the following optional forms as elected by the Participant, or the Participant's beneficiary in the event of the Participant's death:

               (a)  a lump sum

               (b)  installment payments over one of the following periods:

                    (i)  the life of the Participant;

                    (ii) the life of the Participant and a designated beneficiary;

                    (iii) a period certain not extending beyond the life expectancy of the Participant; or

                    (iv) a period certain not extending beyond the joint and lost survivor expectancy of the Participant and a designated beneficiary.

The amount to be distributed each year beginning with distributions for the first Distribution Calendar Year shall be determined under Code section 401(a)(9) and regulations thereunder.

          5. The following definitions shall apply with respect to this Section C in addition to the definitions in Section I of the Plan:

               (a)  "Applicable Notice Period" means:

                    (i) for a Qualified Preretirement Survivor, whichever of the following periods ends last:

                        (A) the period beginning on the first day of the Plan Year in which the Employee attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Employee attains age thirty-five (35); or

                        (B) not withstanding Section C, subparagraph (i)(A) a reasonable period ending after the date the Participant terminates employment with the Company, if the Participant terminates before attaining age thirty-five
(35).

                    (ii) for a Qualified Joint and Survivor Annuity, a reasonable period which shall not be less than 30 days nor more than 90 days before the Participant's Annuity Starting Date; and

                    (iii) for purposes of subparagraph (i), a "reasonable period" shall be the end of the two-year period beginning one year before the described event occurs and ending one year after that date. For purposes of subparagraph (ii), a "reasonable period" shall include the two-year period beginning one year before the Participant terminates employment with the Company and ending one year after such termination. If the Participant returns to employment with the Company, the Applicable Notice Period shall be redetermined.

               (b)  "Election Period" means:

                    (i) for a Qualified Preretirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant terminates employment with the Company before the first day of such period, the Election Period shall begin on the date on which the Participant terminates employment with the Company with respect to benefits previously accrued. A Participant who will not yet attain age thirty-five (35) as of the end the current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Qualified Preretirement Survivor Annuity coverage shall be reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any waiver after such date must meet the requirements of a Qualified Election in order to be valid.

               (c) "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity that is payable during the joint life of the Participant and the spouse. The percentage of the survivor annuity shall be 50 percent unless the Participant designates a different percentage.

               (d) "Qualified Preretirement Survivor Annuity" means an immediate annuity for the life of the surviving spouse of the Participant that is purchased with the Participant's Accrued Benefit and under which the payments are not less than the payments that would have been made to the survivor if, in the case of a Participant who dies after attaining the earliest retirement age under the Plan, the Participant had retired with a Qualified Joint and Survivor Annuity on the day before the Participant's death and in the case of a Participant who dies on or before the Participant's earliest retirement age under the Plan, the Participant had terminated employment with the Company at the earlier of the actual time of termination or death, survived until the earliest retirement age, retired at that time with a Qualified
Joint and Survivor Annuity and died on the date thereafter.

          6. A Participant who terminates employment with the Company shall be entitled to have any policies on his life distributed to him, to the extent of his vested interest. He shall have the right to purchase any nonvested portion of such policies by paying to the Trustee an amount equal to the difference between the cash surrender value of the policies and the vested portion thereof. Absent such election, the Trustee shall surrender the policies and transfer the proceeds thereof in the Participant's Account.

          7. A Participant who has made a valid election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 may elect a method of distribution specified in such election.

          8. The Participant may withdraw all or a portion of the Accrued Benefit attributable to elective deferrals (within the meaning of Code section 401(m)(4)(B)) made under the Genesis Prior Plan and earnings accrued prior to 1989, provided the Participant obtains the consent of the Committee, which shall be given for excessive uninsured medical expenses for the Employee or his spouse or dependent; purchase of the Employee's principal residence (but not regular mortgage payments); tuition for the next semester (or quarter) of post-secondary education for the Employee or his spouse or dependent; preventing foreclosure on, or eviction from, the Employee's principal residence. The Employee shall furnish written proof of the cost of the immediate and heavy financial need and certify that no other financial resources are available to satisfy such need. The existence of a financial hardship, and the amount necessary to meet that need, shall be determined according to written procedures applied in a uniform and nondiscriminatory manner, consistent with Treasury Regulation ss. 1.401(k)-(d). Except as provided as above, no withdrawals or distributions of elective deferrals shall be made earlier than the earlier of the date the
Participant:

               (a)  attains age 59-1/2;

               (b)  terminates employment with the Company;

               (c)  retires;

               (d)  dies; or

               (e)  incurs a disability.

In addition, distributions may be made on the occurrence of an event described in Code section 401(k)(2) and regulations thereunder.

          9. At any time, upon filing a written request with the Committee, the Participant may withdraw all or any portion of an amount that does not exceed the lesser of the aggregate amount of the Participant's Accrued Benefit attributable after-tax voluntary contributions to the Genesis Prior Plan or the current value of such contributions. If the value of the Participant's Accrued Benefit exceeds $5,000 (disregarding any voluntary deductible contributions), the Participant's spouse must consent to such a withdrawal. Any earnings and gains on after-tax voluntary contributions shall not be withdrawn or distributed until the Participant's death, disability, retirement or termination of employment.

          10. The Participant may make a in-service withdrawal of the portion of his Accrued Benefit attributable to discretionary contributions made by the Employer and any matching contributions (within the meaning of Code section 401(m)(4)(A), at any time upon filing a written request with the Committee. If the value of the Participant's Accrued Benefit (disregarding any voluntary deductible contributions) exceeds $5,000, his spouse must consent to any such distribution. No distribution shall be made under this Subsection C(10) unless the amount to be distributed has accumulated for at least two years or the Participant has completed five years of participation in the Genesis Prior Plan and the Plan.

                                 AMENDMENT NO. 1
                           TO THE NOVA CHEMICALS INC.
                    EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

     The NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan (the "Plan") is hereby amended, effective October 1, 2002, or such other dates as described below in the following particulars:

     1. The first sentence of Section 1.9 is amended to read as follows in its entirety:

          1.9 BASIC BIWEEKLY EARNINGS. "Basic Biweekly Earnings" means, at any point in time, the rate of Basic Biweekly Earnings received by an Employee from the Company up to a maximum of $5,769.23 (or, if different, 1/26th of the dollar limit under Code section 401(a)(17)), as adjusted in accordance with Code section 401(a)(17)(B); but does not include any other Compensation such as, without limiting the generality of the foregoing, shift differential, overtime pay, performance bonuses, commissions or the value of any benefits.

     2. The first paragraph of Section 1.17 is amended to read as follows in its entirely:

          1.17 CONTRIBUTIONS. "Contributions" means Basic Savings Contributions, Deferred Profit Sharing Contributions, Eligible Contributions, Ineligible Contributions, Matching Contributions, Retirement Matching Contributions (but only through the Plan Year ending December 31, 2000), Rollover Contributions, Stock Purchase Incentive Contributions, Supplemental Contributions, Voluntary Savings Contribution and Catch-up Contributions as defined below.

     3. Section 1.17(j) is amended to read as follows in its entirety:

          (j) Voluntary Savings (Pre-Tax) Contributions" and "Voluntary Savings (Post-Tax) Contributions (collectively, "Voluntary Savings Contributions") means the amount of Compensation, as defined in
               Section 1.14(a), that a Participant elects to defer or contribute to the Plan in accordance with Article IV, Section 4.2, provided that:

               (1) not more than 100% of the Participant's Basic Biweekly Earnings (or, if applicable, any severance payments received that are not included in such Participant's Basic Biweekly Earnings) are designated as Eligible Contributions or Ineligible Contributions, except that the percentage limitation for Participants who are also Highly Compensated Employees is 10% or, such other percentage established by the Committee provided that such

                    Committee action would not impair the ability of an eligible Highly Compensated Employee to make a Catch-up Contribution.

                    Notwithstanding the foregoing to the contrary, in no event may a Participant's actual contribution or deferral to the Plan be in an amount greater than such Participant's Basic Biweekly Earnings (or, if applicable, severance payment) less any withholding which is required by law or otherwise authorized by or applied to such Participant; such withholdings include, but are not limited to FICA, FUTA Federal income tax, state income tax, payment of health and other welfare insurance premiums, contributions to certain plans or programs that are exempt from tax under sections 125 and 132(f) of the Code, contributions to another retirement plan of the Employer, repayment of Plan loans, and any other attachment, garnishment or lien against the Participant's Basic Biweekly Earnings.

               (2) The aggregate amount of Voluntary Savings (Pre-Tax) Contributions made by Participants, including amounts paid from Basic Biweekly Earnings, Basic Annual Earnings and any severance payments, cannot exceed the annual limit described in Article IV, Subsection 4.3(a). The portion of a Participant's Voluntary Savings Contributions that are attributable to a Participant's severance payments shall not be considered for purposes of the Company's Retirement Matching Contributions or for Eligible Contributions.

               (3) Except as provided in Subsection 4.2(c), no amount that was designated or treated at the time of deferral or contribution as a Catch-up Contributions shall be treated as a Voluntary Savings Contribution.

     4.   A new Subsection 1.17(k) is added to read as follows in its entirely:

          (k) "Catch-up Contributions" means the amount of Compensation, as defined in Section 1.14(a), that a Participant who will have attained age 50 on or before the last day of the calendar year elects (or is deemed to elect) to defer or contribute to the Plan in lieu of cash Compensation in accordance with Article IV,
               Section 4.2 (c) and which is not reclassified as a Voluntary Savings (Pre-Tax) Contribution pursuant to Section 4.2(c).

     5.   Subsection 3.1(a) is amended to read as follows in its entirety:

          (a) An Employee shall become a Participant with respect to the Retirement Matching Contribution, Voluntary Savings Contribution and Catch-up Contribution features of the Plan as of the Entry Date that immediately follows the Employee's Employment Commencement Date or Reemployment Commencement Date, as applicable.

     6.   Section 3.2 is amended to read as follows in its entirety:

          3.1 SUSPENSION OF VOLUNTARY, CATCH-UP, BASIC SAVINGS AND MATCHING CONTRIBUTIONS. During any period in which a Participant is not receiving Basic Biweekly Earnings while remaining an Employee (for example, while on leave of absence without pay), such Participant shall not be entitled to receive Basic Savings Contributions or Matching Contributions or to make (or have made on such Participant's behalf) Voluntary Savings Contributions or Catch-up Contributions to the Plan, but shall be entitled to receive Profit Sharing Allocations and to make (or have made on such Participant's behalf) Deferred Profit Sharing Contributions to the Plan and to have Stock Purchase Incentive Contributions and, for Plan Years prior to January 1, 2001, Retirement Matching Contributions made on his behalf thereon. Such Profit Sharing Allocations shall be paid with respect to Basic Annual Earnings paid to such Participant during the Plan Year. Stock Purchase Incentive Contributions and, effective for Plan Years prior to January 1, 2001, Retirement Matching Contributions shall be made on the Contributions described above to the extent otherwise authorized in the Plan.

     7. The last sentence of Section 3.3 is amended to add the clause, "and Catch-up Contributions", immediately following the term "Voluntary Savings Contributions."

     8. The first sentence of Subsection 4.1(a) is amended by adding the clause "the Participant's Catch-up Contributions" immediately following the clause "such Participant's Voluntary Savings (Pre-Tax) Contributions", and a new sentence is added to the end of Subsection 4.1(a) to read as follows:

          A Participant's Catch-up Contributions, if any, shall not be taken into account in determining either a Participant's eligibility to receive, or the amount of, any Matching Contribution.

     9.   Section 4.2 is amended to read as follows in its entirety:

          4.2  VOLUNTARY SAVINGS AND CATCH-UP CONTRIBUTIONS.

               The following provisions apply to each Employee who is a Participant with respect to the Voluntary Savings Contribution and the Catch-up Contribution features of the Plan as provided in
               Article III.

               (a) Each Participant who is participating in the Plan shall be eligible to make Voluntary Savings Contributions and, if eligible, a Catch-up Contribution to the Plan by biweekly payroll deductions and, effective April 15, 1999, by a deduction from a severance payment with respect to any Voluntary Savings Contributions and if applicable after July 1, 2002, any Catch-up Contributions that are attributable to severance pay.

               (b) Voluntary Savings (Pre-Tax) Contributions shall be treated as Pre-Tax salary reduction contributions by Participants under Code section 401(k) and regulations, thereunder. Voluntary Savings (Post-Tax) Contributions shall be treated as after-tax employee contributions by Participants under Code section 401(m) and regulations thereunder.

               (c) Effective as soon as administratively practicable after July 1, 2002, a Participant who has attained age 50 before the last day of the calendar year may elect (or be deemed to have elected) to make a Catch-Up Contribution by biweekly payroll deduction and contributed to the Catch-up Contributions Account established on his or her behalf in lieu of receiving such amount as current Compensation. Such amount shall be nonforfeitable when made. Catch-up Contributions shall be made in accordance with, and subject to the limitations of, Code section 414(v). Catch-up Contributions shall not be taken into account for purposes of complying with the required limitations of Code sections 402(g) and 415(c). The Plan shall not be treated as failing to satisfy the provisions of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions. No amount that was designated or treated at the time of deferral or contribution as a Catch-up Contribution, or originally treated as a Voluntary Savings (Pre-Tax) Contribution but subsequently recharacterized as a Catch-up Contribution, shall be treated as a Voluntary Savings (Pre-Tax) Contribution. However, if a Participant's Voluntary Savings (Pre-Tax) Contributions for a Plan Year are less than both the dollar limitation of Code section 402(g) and the percentage limitation of Plan section 1.17(j), then all or part of the Participant's Catch-up Contribution shall be reclassified as a Voluntary Savings (Pre-Tax) Contribution to the extent of the unused dollar limitation or percentage limitation, whichever limit applies first.

     10. Subsections 4.3(a) and 4.3(b) have been amended to read as follows in their entirety:

          (a) ELECTIVE DEFERRALS. In no event shall the total contributions that constitute elective deferrals within the meaning of Code section 402(g)(3) made under this Plan, or any other qualified plan maintained by the Company during any taxable year exceed, in the case of any Participant, the dollar limit contained in Code section 402(g)(1) in effect for such taxable year. Effective on and after January 1, 2002, the maximum amount of elective deferrals contributed on behalf of a Participant shall be limited to $11,000 during any calendar year (with $1,000 annual increments until the limits reach $15,000 in 2006, and thereafter adjusted in accordance with Code section 402(g)(4)). Elective deferrals shall include Voluntary Savings (Pre-Tax) Contributions and Deferred Profit Sharing (Pre-Tax) Contributions elected to be paid into the Plan (as opposed to taken currently as additional compensation). Any Deferred Profit Sharing Contributions that may not be made as Pre-Tax contributions because of the dollar limitation described above shall be made as Deferred Profit Sharing (Post-Tax) Contributions.

          (b) EXCESS DEFERRALS. If, during a calendar year, a Participant participates in the Plan and one or more other plans with qualified cash or deferred or other arrangements described in Code sections 401(k), 408(k)(6) or 403(b), and the Participant's elective deferrals under all such plans (including the Plan) exceed the Code section 402(g)(1) limit, as adjusted in accordance with Code section 402(g)(4), the following rules shall apply: if a Participant has Excess Deferrals, notifies the Committee no later than March 1 following the close of the year to which such excess relates and is eligible to make Catch-up Contributions, then all or part of the Excess Deferrals shall be recharacterized as Catch-up Contributions to the extent permitted under Code section 414(v); and if a Participant has Excess Deferrals even after application of the preceding sentence, the Committee shall direct that such excess amount, plus any income and minus any loss allocable to the excess, shall be distributed to the Participant no later than the next following April 15.

     11. The first sentence of Section 4.3 is amended by adding the phrase "or reclassified as a Voluntary Savings (Pre-Tax) Contribution pursuant to Subsection 4.2(c)" to the end thereof.

     12. The first paragraph of Subsection 4.3(d) is amended to read as follows in its entirely:

          (d) RETURN OF EXCESS CONTRIBUTIONS. If the Company designates amounts taken into account for purposes of the nondiscrimination tests described below (and income thereon) as Excess Contributions, such amounts shall be recharacterized as Catch-up Contributions pursuant to section 414(v) of the Code with respect to eligible Highly Compensated Employees, and to the extent not so recharacterized, shall be distributed to the appropriate

               Highly Compensated Employees as soon as administratively feasible after the close of the Plan Year in which such Excess Contributions arise and, in any event, within twelve (12) months after the close of such Plan Year. Excess Contributions shall be treated as Annual Additions, whether or not distributed. In addition, the following rules shall apply:

     13.  Subsection 4.5(a) is amended to read as follows in its entirety:

          1. The Trustee shall be authorized to accept assets from an Employee who is, or will become, a Participant if the assets qualify as a rollover contribution within the meaning of Code sections 402(a)(5), 403(a)(4) or 408(d)(3). If so directed by the Committee, the Trustee also shall be authorized to accept assets being held on behalf of a Participant or Employee that are transferred directly to the Trustee by the trustee of another trust of a plan qualified under Code section 401(a). Effective on and after July 1, 2002, the Plan may accept Participant rollover contributions and/or direct rollovers of distributions that would otherwise be includible in the Participant's gross income, and excluding after-tax contributions, from the following additional types of plans:

          a)   (1) QUALIFIED PLAN DESCRIBED IN CODE SECTION 403(b);

          b) (2) A PLAN DESCRIBED IN CODE SECTION 457(b) WHICH IS MAINTAINED BY A STATE, POLITICAL SUBDIVISION OF A STATE, OR ANY AGENCY OR INSTRUMENTALITY OF A STATE OR POLITICAL SUBDIVISION OF A STATE; AND

          c)   (3) AN INDIVIDUAL RETIREMENT PLAN DESCRIBED IN CODE SECTION
               408(a).

     14.  Subsection 5.1(e) is amended to read as follows in its entirety:

          (o) the Participant's Voluntary Savings Contributions and any Catch-up Contributions to the Plan.

     15. Section 6.4 is amended by adding the phrase "and any Catch-up Contributions" immediately following the words "his Voluntary Savings Contributions" each time those words appear.

     16. A new paragraph 9.10(a)(5) is added to read as follows in its entirety:

              (5)  any hardship distribution made on or after December 31, 2001.

     17.  Subsection 9.10(b) is amended to read as follows in its entirety:

          (b) an "Eligible Retirement Plan" is an individual retirement account within the meaning of Code section 408(a), an individual retirement annuity within the meaning of Code section 408(b), an annuity plan within the meaning of Code section 403(b), a qualified trust described in Code section 401(a), or a plan described in Code section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, in each case that accepts an eligible rollover distribution and which agrees to separately account for the amounts transferred into such plan from this Plan. Effective on and after January 1, 2002, the definition of "Eligible Retirement Plan" shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

     18. Section 14.2 is amended by adding a new subparagraph (b)(4) to read as follows in its entirety:

               (4) a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

     19. Section 14.3 is amended by deleting the last sentence of subsection(d).

     20. Subsection 15.3(c) is amended effective for Determination Dates on or after January 1, 2002 to read as follows in its entirety:

          (a) "Key Employee": Any Employee or former Employee (and the beneficiaries of such Employees) who, pursuant to the rules of Code section 416(i) and the regulations thereunder, is or was:

               (1)  a Five-Percent Owner of the Company;

               (2) a 1% owner of the Company having annual Compensation from the Company of more than $150,000. The term "one-percent owner" shall mean any person who would be described in the definition of Five-Percent Owner if "one-percent" were substituted for "five-percent" each place it appears; or

               (3) an officer of the Company having an annual Compensation greater than $130,000 (as adjusted under Code section 416(i)(1).

                    For purpose of Code section 416(i)(1)(A)(i) no more than 50 employees (or, if lesser, the greater of three (3) or ten (10) percent of the employees) shall be treated as officers.

     21. Three new sentences are added to the end of Section 15.5 to read as follows:

          Effective on and after January 1, 2002, Matching Contributions may be taken into account in determining whether the minimum contribution requirement described herein has been satisfied under Code section 416(c)(2). However, Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Average Contribution Percentage test and other requirements of Code section 401(m). The Company may provide that the minimum contribution requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Amendment No. 1 on the 1st day of October, 2002, effective as of the date and year noted above.

     NOVA CHEMICALS INC.

     By: Marilyn Horner
     Its: Vice President of People Services

     By: Shelia O'Brien
     Its: Director

                                 AMENDMENT NO. 2
                           TO THE NOVA CHEMICALS INC.
                    EMPLOYEE SAVINGS AND PROFIT SHARING PLAN
                               FOR U.S. EMPLOYEES

     The NOVA Chemicals Inc. Employee Savings and Profit Sharing Plan (the "Plan") is hereby amended, effective January 1, 2002:

     1.   Section 1.17(j) is amended to read as follows in its entirety:

          (j) Voluntary Savings (Pre-Tax) Contributions" and "Voluntary Savings (Post-Tax) Contributions (collectively, "Voluntary Savings Contributions") means the amount of Compensation, as defined in
               Section 1.14(a), that a Participant elects to defer or contribute to the Plan in accordance with Article IV, Section 4.2, provided that:

               (1) not more than 100% of the Participant's Basic Biweekly Earnings (or, if applicable, any severance payments received that are not included in such Participant's Basic Biweekly Earnings) are designated as Eligible Contributions or Ineligible Contributions, except that the percentage limitation for Participants who are also Highly Compensated Employees is 10% or, such other percentage established by the Committee provided that such Committee action would not impair the ability of an eligible Highly Compensated Employee to make a Catch-up Contribution.

                    Notwithstanding the foregoing to the contrary, in no event may a Participant's actual contribution or deferral to the Plan be in an amount greater than such Participant's Basic Biweekly Earnings (or, if applicable, severance payment) less any withholding which is required by law or otherwise authorized by or applied to such Participant; such withholdings include, but are not limited to FICA, FUTA, Federal income tax, state income tax, payment of health and other welfare insurance premiums, contributions to certain plans or programs that are exempt from tax under sections 125 and 132(f) of the Code, contributions to another retirement plan of the Employer, repayment of Plan loans, and any other attachment, garnishment or lien against the Participant's Basic Biweekly Earnings.

               (2) The aggregate amount of Voluntary Savings (Pre-Tax) Contributions made by Participants, including amounts paid from Basic Biweekly Earnings, Basic Annual Earnings and any severance payments, cannot exceed the annual limit described in Article IV, Subsection 4.3(a). The portion of a Participant's

                    Voluntary Savings Contributions that are attributable to a Participant's severance payments shall not be considered for purposes of the Company's Retirement Matching Contributions or for Eligible Contributions.

               (3) Except as provided in Subsection 4.2(c), no amount that was designated or treated at the time of deferral or contribution as a Catch-up Contributions shall be treated as a Voluntary Savings Contribution.

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this Amendment No. 2 effective as of the date and year noted above.

     NOVA CHEMICALS INC.

     By: Marilyn Horner
     Its: Vice President of People Services

     By: Shelia O'Brien
     Its: Director